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AGREEMENT AND PLAN OF MERGER
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BY AND AMONG

ALMAH, INC.

and

ARCH ACQUISITION CORPORATION

and

ARCH THERAPEUTICS, INC.

Dated as of May 10, 2013

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into on May 10, 2013, by and among ALMAH, INC., a Nevada corporation (“Parent”), ARCH Acquisition Corporation, a Massachusetts corporation (“Acquisition Corp.”) and ARCH THERAPEUTICS, INC., a Massachusetts corporation (the “Company”).

WITNESSETH:

WHEREAS, the Board of Directors of each of Acquisition Corp., Parent and the Company have each determined that it is fair to and in the best interests of their respective corporations and stockholders for Acquisition Corp. to be merged with and into the Company (the “Merger”) upon the terms and subject to the conditions set forth herein;

WHEREAS, Parent and the Company have entered into that certain binding letter of intent dated April 19, 2013 (the “LOI”);

WHEREAS, the Board of Directors of each of Parent, Acquisition Corp. and the Company have approved the Merger in accordance with the Massachusetts Business Corporation Act (the “MBCA”), and upon the terms and subject to the conditions set forth herein and in the Articles of Merger attached as Exhibit A hereto (the “Articles of Merger”);

WHEREAS, Parent, as the sole stockholder of Acquisition Corp., has approved this Agreement, the Articles of Merger and the transactions contemplated and described hereby and thereby, including, without limitation, the Merger;

WHEREAS, as of or prior to the Closing (as defined below), not less than the requisite stockholders of the Company (the “Stockholders”) as required by Section 11.04 of the MBCA shall have approved, by written consent pursuant to Section 7.04 of the MBCA or by a vote at a duly noticed meeting of the Stockholders pursuant to Section 7.02 et seq. of the MBCA, this Agreement and the Articles of Merger and the transactions contemplated and described hereby and thereby, including, without limitation, the Merger;

WHEREAS, immediately following the Closing, Parent (as it will exist as of the Closing) will issue and sell up to a maximum of $2,000,000 of its Units within the twelve (12) month period following the Closing (less any Units sold prior to the Closing), with each “Unit” consisting of (i) one share of its common stock and (ii) a warrant to purchase one share of its common stock at $0.75 per share, at $0.50 per Unit, in a private placement offering to accredited investors (the “Private Placement”), which proceeds shall be paid by Parent to the Surviving Corporation (as defined below) upon Parent’s receipt thereof for the purpose of financing the ongoing business and operations of the Surviving Corporation following the Merger; and

WHEREAS, the parties hereto intend that the Merger contemplated herein shall qualify as a reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the “Code”), by reason of Section 368(a)(2)(E) of the Code.

NOW, THEREFORE, in consideration of the mutual agreements and covenants hereinafter set forth, the parties hereto agree as follows:

Article I.
The Merger

Section 1.01 Merger. Subject to the terms and conditions of this Agreement and the Articles of Merger, Acquisition Corp. shall be merged with and into the Company in accordance with Section 11.01 et seq. of the MBCA. At the Effective Time (as defined below), the separate legal existence of Acquisition Corp. shall cease and the Company shall be the surviving corporation in the Merger (sometimes referred to herein as the “Surviving Corporation”) and shall continue its corporate existence under the laws of the Commonwealth of Massachusetts under a name, other than “Arch Therapeutics, Inc.”, to be determined by the Board of Directors of the Company prior to the Effective Time.

Section 1.02 Effective Time. The Merger shall become effective upon the filing of the Articles of Merger with the Secretary of the Commonwealth of Massachusetts in accordance with Section 11.06 of the MBCA. The time at which the Merger shall become effective as aforesaid is referred to hereinafter as the “Effective Time.”

Section 1.03 Closing. The closing of the Merger (the “Closing”) shall occur concurrently with the Effective Time (the date thereof, the “Closing Date”). The Closing shall occur at the offices of Morrison & Foerster LLP referred to in Section 10.01 hereof. At the Closing, all of the documents, certificates, agreements, and instruments referenced in Article VII will be executed and delivered as described therein. At the Effective Time, all actions to be taken at the Closing shall be deemed to be taken simultaneously.

Section 1.04 Articles of Organization, By-laws, Directors and Officers.

(a) The Articles of Organization of the Company, as in effect immediately prior to the Effective Time, attached as Exhibit B hereto, shall be the Articles of Organization of the Surviving Corporation in all respects except solely for the name of the Surviving Corporation, which shall be as set forth in Section 1.01, from and after the Effective Time until amended in accordance with applicable law and such Articles of Organization.

(b) The By-laws of the Company, as in effect immediately prior to the Effective Time, attached as Exhibit C hereto, shall be the By-laws of the Surviving Corporation from and after the Effective Time until amended in accordance with applicable law, the Articles of Organization and such By-laws.

(c) The directors and officers listed in Exhibit D hereto shall be the directors and officers of the Surviving Corporation, and each shall hold his respective office or offices from and after the Effective Time until his successor shall have been elected and shall have qualified in accordance with applicable law, or as otherwise provided in the Articles of Organization or By-laws of the Surviving Corporation.

Section 1.05 Assets and Liabilities. At the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises of a public as well as of a private nature, and be subject to all the restrictions, disabilities and duties of each of Acquisition Corp. and the Company (collectively, the “Constituent Corporations”); and all the rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, and all debts due to any of the Constituent Corporations on whatever account, as well for stock subscriptions as all other things in action or belonging to each of the Constituent Corporations, shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectively the property of the Surviving Corporation as they were of the several and respective Constituent Corporations, and the title to any real estate vested by deed or otherwise in either of such Constituent Corporations shall not revert or be in any way impaired by the Merger; but all rights of creditors and all liens upon any property of any of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities and duties of the Constituent Corporations shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

Section 1.06 Manner and Basis of Converting Shares and Notes.

(a) At the Effective Time:

(i) each share of common stock, no par value per share, of Acquisition Corp. that shall be outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive one (1) share of common stock, no par value per share, of the Surviving Corporation, so that at the Effective Time, Parent shall be the holder of all of the issued and outstanding shares of the Surviving Corporation;

(ii) the shares of common stock, no par value per share, of the Company (the “Company Stock”) beneficially owned by the Stockholders listed in Schedule 1.06 (other than shares of Company Stock as to which appraisal rights are perfected pursuant to the applicable provisions of the MBCA and not withdrawn or otherwise forfeited and shares of Company Stock set forth in Section 1.06(a)(iv) hereof), shall, by virtue of the Merger and without any action on the part of the holders thereof, be converted into the right to receive the number of shares of common stock, par value $0.001 per share, of Parent (the “Parent Common Stock”) specified in Schedule 1.06 for each of the Stockholders, which, if the Closing Date was the date hereof, would be equal to two and one-half (2.50) shares of Parent Common Stock for each one (1.00) share of Company Stock except as expressly set forth therein;

(iii) those certain promissory notes, as amended, dated as of various dates and issued by the Company to the holders set forth in Schedule 1.06 (such holders, collectively, the “Noteholders”, and such promissory notes, collectively, the “Notes”), shall, pursuant to the terms of the Notes and without any action on the part of the holders thereof, convert into the number of shares of Parent Common Stock set forth next to each such holder’s name on Schedule 1.06; and

(iv) each share of Company Stock held in the treasury of the Company immediately prior to the Effective Time shall be cancelled in the Merger and cease to exist.

(b) The parties hereby agree that Schedule 1.06 may be updated by the Company up until the Effective Time to make any modifications to the number of shares of Parent Common Stock to be received by the Stockholders at the Effective Time for each one (1.00) share of Company Stock that may be required as a result of (i) any repurchase by the Company of any Notes from the Noteholders after the date hereof and before the Effective Time, (ii) certain anti-dilution protections that may be applicable to shares of Company Stock held by the Massachusetts Institute of Technology, Technology License Office, as further set forth in Schedule 1.06, or (iii) any other event or occurrence after the date hereof and before the Effective Time that requires such a modification.

(c) After the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Stock that were outstanding immediately prior to the Effective Time.

Section 1.07 Surrender and Exchange of Certificates and Notes. Promptly after the Effective Time and upon surrender of a certificate or certificates representing shares of Company Stock, if any, and/or original Notes that were outstanding immediately prior to the Effective Time or an affidavit and indemnification in form reasonably acceptable to counsel for Parent stating that such Stockholder or holder of a Note has lost its certificate or certificates, if any, or Note or Notes or that such have been destroyed or that no such certificate was delivered, Parent shall issue to each record holder of Company Stock or Note surrendering such certificate or certificates, Note or Notes or affidavit and indemnification, as applicable, a certificate or certificates registered in the name of such Stockholder or Noteholder representing the number of shares of Parent Common Stock that such Stockholder or Noteholder shall be entitled to receive as set forth in Section 1.06(a)(ii) or Section 1.06(a)(iii) hereof. Until the certificate or certificates, or Note or Notes or affidavit and indemnification, as applicable, is or are surrendered as contemplated by this Section 1.07, each certificate or Note that immediately prior to the Effective Time represented any outstanding shares of Company Stock shall be deemed at and after the Effective Time to represent only the right to receive upon surrender as aforesaid the number of shares of Parent Common Stock specified in Schedule 1.06 hereof for the holder thereof or to perfect any rights of appraisal that such holder may have pursuant to the applicable provisions of the MBCA.

Section 1.08 Parent Common Stock. Parent agrees that it will cause the Parent Common Stock into which the Company Stock is converted at the Effective Time pursuant to Section 1.06(a)(ii) to be available for such purposes. Parent further covenants that, immediately following the Effective Time, there will be no more than 60,000,000 shares of Parent Common Stock issued and outstanding, which shall consist of (i) 20,000,000 shares of Parent Common Stock issued and outstanding immediately prior to the Effective Time, (ii) an aggregate of 20,000,000 shares of Parent Common Stock issued to the Stockholders as set forth in Section 1.06(a)(ii), the Noteholders as set forth in Section 1.06(a)(iii), and option and warrant holders, or reserved for issuance to option and warrant holders (in each case on an as-exercised basis) as set forth in Section 1.09, and (iii) 20,000,000 shares of Parent Common Stock issued and outstanding immediately prior to the Effective Time that shall be held of record by certain principals of the Company or their designees as of the Effective Time, and that no other common or preferred stock or equity securities or any options, warrants, rights or other agreements or instruments convertible, exchangeable or exercisable into common or preferred stock or other equity securities of Parent shall be issued or outstanding, except for the Units to be issued in the Private Placement and as otherwise described herein.

Section 1.09 Stock Options. Immediately after the Effective Time, the aggregate number of shares of Parent Common Stock as set forth on Schedule 1.09 shall be reserved for issuance pursuant to future equity grants (such shares, the “Equity Pool”); provided that, the Company may, at its discretion, issue as of or prior to the Effective Time non-qualified stock options or warrants, as set forth on Schedule 1.09, to the Persons set forth on Schedule 1.09, in which case the aggregate number of shares of Parent Common Stock in the Equity Pool immediately after the Effective Time shall be reduced by the number of shares of Parent Common Stock subject to any such non-qualified stock option or warrant issued as of or prior to the Effective Time. Any non-qualified stock options issued as of prior to the Effective Time shall be issued at an exercise price of $0.50 per share in the amount set forth on Schedule 1.09 and subject to such vesting terms set forth on Schedule 1.09.

Section 1.10 Operation of Surviving Corporation. The Company acknowledges that upon the effectiveness of the Merger, and the material compliance by Parent and Acquisition Corp. with their respective duties and obligations hereunder, Parent shall have the absolute and unqualified right to deal with the assets and business of the Surviving Corporation as its own property without limitation on the disposition or use of such assets or the conduct of such business.

Section 1.11 Further Assurances. From time to time, from and after the Effective Time, as and when reasonably requested by Parent, the proper officers and directors of the Company as of the Effective Time shall, for and on behalf and in the name of the Company or otherwise, execute and deliver all such deeds, bills of sale, assignments and other instruments and shall take or cause to be taken such further actions as Parent or its successors or assigns reasonably may deem necessary or desirable in order to confirm or record or otherwise transfer to the Surviving Corporation title to and possession of all of the properties, rights, privileges, powers, franchises and immunities of the Company or otherwise to carry out fully the provisions and purposes of this Agreement and the Articles of Merger.

Article II.
Representations and Warranties of the Company

The Company hereby represents and warrants to Parent and Acquisition Corp. as follows. Notwithstanding anything to the contrary contained herein, disclosure of items in the Super Form 8-K (as defined in Section 6.07) and the exhibits and schedules attached hereto (collectively, the “Disclosures”) shall be deemed to be disclosure of such items for all purposes under this Agreement, including, without limitation, for all applicable representations and warranties of the Company:

Section 2.01 Organization, Standing, Subsidiaries, Etc.

(a) The Company is a corporation duly organized and existing in good standing under the laws of the Commonwealth of Massachusetts and has all requisite power and authority (corporate and other) to carry on its business, to own or lease its properties and assets, to enter into this Agreement and the Articles of Merger and to carry out the terms hereof and thereof. Copies of the Articles of Organization and By-laws of the Company that have been delivered to Parent and Acquisition Corp. prior to the execution of this Agreement are true and complete and have not since been amended or repealed.

(b) The Company has no subsidiaries or direct or indirect interest (by way of stock ownership or otherwise) in any firm, corporation, limited liability company, partnership, association or business.

Section 2.02 Qualification. The Company is duly qualified to conduct business as a foreign corporation and is in good standing in each jurisdiction wherein the nature of its activities or its properties owned or leased makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the condition (financial or otherwise), properties, assets, liabilities, business operations, results of operations or prospects of the Company taken as a whole (the “Condition of the Company”).

Section 2.03 Capitalization of the Company. The authorized capital stock of the Company consists of 1,275,000 shares of Company Stock, of which there are 1,165,015 shares of Company Stock issued and outstanding. All of such issued and outstanding shares are duly authorized, validly issued, fully paid and non-assessable and none of such shares have been issued in violation of the preemptive rights of any natural person, corporation, business trust, association, limited liability company, partnership, joint venture, other entity, government, agency or political subdivision (each, a “Person”). The offer, issuance and sale of such shares of Company Stock were (a) exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the “Securities Act”), (b) registered or qualified (or were exempt from registration or qualification) under the registration or qualification requirements of all applicable state securities laws and (c) effected in conformity with all other applicable securities laws. None of such shares of Company Stock are subject to a right of withdrawal or a right of rescission under any federal or state securities or “Blue Sky” law. Except as otherwise set forth in this Agreement or the Disclosures, the Company has no outstanding options, rights or commitments to issue Company Stock or other securities of the Company, and there are no outstanding securities convertible or exercisable into or exchangeable for Company Stock or other securities of the Company.

Section 2.04 Indebtedness. The Company has no Indebtedness for Borrowed Money, except as set forth on Schedule 2.04 or disclosed on the Balance Sheet (as defined below). For purposes of this Agreement, “Indebtedness for Borrowed Money” shall mean (i) all Indebtedness in respect of money borrowed including, without limitation, Indebtedness which represents the unpaid amount of the purchase price of any property and is incurred in lieu of borrowing money or using available funds to pay such amounts and not constituting an account payable or expense accrual incurred or assumed in the ordinary course of business of the Company, (ii) all Indebtedness evidenced by a promissory note, bond or similar written obligation to pay money, or (iii) all such Indebtedness guaranteed by the Company. Furthermore, for purposes of this Agreement, “Indebtedness” shall mean any obligation of the Company which, under generally accepted accounting principles in the United Stated (“GAAP”), is required to be shown on the balance sheet of the Company as a liability.

Section 2.05 Company Stockholders. Schedule 1.06 hereto contains a true and complete list of the names of the record owners of all of the outstanding shares of Company Stock, together with the number of securities held or to which such Person has rights to acquire. To the knowledge of the Company, there is no voting trust, agreement or arrangement among any of the beneficial holders of Company Stock affecting the nomination or election of directors or the exercise of the voting rights of Company Stock.

Section 2.06 Corporate Acts and Proceedings. The execution, delivery and performance of this Agreement and the Articles of Merger (together, the “Merger Documents”) have been duly authorized by the Board of Directors of the Company and, as of the Closing, shall have been approved by the requisite vote of the Stockholders, and all of the corporate acts and other proceedings required for the due and valid authorization, execution, delivery and performance of the Merger Documents and the consummation of the Merger have been validly and appropriately taken or will have been taken at or prior to the Closing.

Section 2.07 Compliance with Laws and Instruments. The business, products and operations of the Company have been and are being conducted in compliance in all material respects with all applicable laws, rules and regulations, except for such violations thereof for which the penalties, in the aggregate, would not have a material adverse effect on the Condition of the Company. To the Company’s knowledge, the execution, delivery and performance by the Company of the Merger Documents and the consummation by the Company of the transactions contemplated by this Agreement: (a) will not require any authorization, consent or approval of, or filing or registration with, any court or governmental agency or instrumentality, except such as shall have been obtained prior to the Closing, (b) will not cause the Company to violate or contravene (i) any provision of law, (ii) any rule or regulation of any agency or government, (iii) any order, judgment or decree of any court, or (iv) any provision of the Articles of Organization or By-laws of the Company, (c) will not violate or be in conflict with, result in a breach of or constitute (with or without notice or lapse of time, or both) a default under, any indenture, loan or credit agreement, deed of trust, mortgage, security agreement or other contract, agreement or instrument to which the Company is a party or by which the Company or any of its properties is bound or affected, except as would not have a material adverse effect on the Condition of the Company, and (d) will not result in the creation or imposition of any Lien upon any property or asset of the Company, where “Lien” shall mean any claim, lien, pledge, assignment, option, charge, easement, license, restraint, security interest, encumbrance, mortgage or other right or obligation (including, without limitation, with respect to equity, any preemptive right, right of first refusal, put, call or other restriction on transfer, and, with respect to Intellectual Property any license, covenant, release or immunity). The Company is not in violation of, or (with or without notice or lapse of time, or both) in default under, any term or provision of its Articles of Organization or By-laws or of any indenture, loan or credit agreement, deed of trust, mortgage, security agreement or, except as would not materially and adversely affect the Condition of the Company, any other material agreement or instrument to which the Company is a party or by which the Company or any of its properties is bound or affected.

Section 2.08 Binding Obligations. The Merger Documents constitute the legal, valid and binding obligations of the Company and are enforceable against the Company in accordance with their respective terms, except as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

Section 2.09 Broker’s and Finder’s Fees. No Person has, or as a result of the transactions contemplated or described herein will have, any right or valid claim against the Company, Parent, Acquisition Corp. or any Stockholder for any commission, fee or other compensation as a finder or broker, or in any similar capacity.

Section 2.10 Financial Statements. Parent has previously been provided with the Company’s unaudited balance sheet (the “Balance Sheet”) as of March 31, 2013 (the “Balance Sheet Date”) and the unaudited statements of operations and accumulated deficits and cash flows for the year ended December 31, 2012. Such Financial Statements are collectively referred to as the “Financial Statements”. Such Financial Statements (i) are in accordance with the books and records of the Company, (ii) present fairly in all material respects the financial condition of the Company at the dates therein specified and the results of its operations and changes in financial position for the periods therein specified and (iii) have been prepared in accordance with GAAP applied on a basis consistent with prior accounting periods.

Section 2.11 Absence of Undisclosed Liabilities. Except as set forth on Schedule 2.11, the Company has no material obligation or liability (whether accrued, absolute, contingent, liquidated or otherwise, whether due or to become due) arising out of any transaction entered into at or prior to the Closing except (a) as disclosed in the Balance Sheet, (b) to the extent set forth on or reserved against in the Balance Sheet or the notes to the Financial Statements, or (c) current liabilities incurred and obligations under agreements entered into in the usual and ordinary course of business since the Balance Sheet Date, none of which (individually or in the aggregate) has had or will have a material adverse effect on the Condition of the Company.

Section 2.12 Changes. Except as set forth on Schedule 2.12, since the Balance Sheet Date, the Company has not (a) incurred any debts, obligations or liabilities, absolute, accrued, contingent or otherwise, whether due or to become due, except for fees, expenses and liabilities incurred in connection with the Merger and related transactions and current liabilities incurred in the usual and ordinary course of business, (b) discharged or satisfied any Liens other than those securing, or paid any obligation or liability other than, current liabilities shown on the Balance Sheet and current liabilities incurred since the Balance Sheet Date, in each case in the usual and ordinary course of business, (c) mortgaged, pledged or subjected to Lien any of its assets, tangible or intangible other than in the usual and ordinary course of business, (d) sold, transferred or leased any of its assets, except in the usual and ordinary course of business, (e) cancelled or compromised any debt or claim, or waived or released any right, of material value, (f) suffered any physical damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the Condition of the Company, (g) entered into any transaction other than in the usual and ordinary course of business, (h) made or granted any wage or salary increase or made any increase in the amounts payable under any profit sharing, bonus, deferred compensation, severance pay, insurance, pension, retirement or other employee benefit plan, agreement or arrangement, other than in the ordinary course of business consistent with past practice or as described in the Disclosures, or entered into any employment agreement, (i) issued or sold any shares of capital stock, bonds, notes, debentures or other securities of the Company or granted any options (including employee stock options), warrants or other rights with respect thereto, (j) declared or paid any dividends on or made any other distributions with respect to, or purchased or redeemed, any of its outstanding capital stock, (k) suffered or experienced any change in, or condition affecting, the Condition of the Company other than changes, events or conditions in the usual and ordinary course of its business, none of which (either by itself or in conjunction with all such other changes, events and conditions) has been materially adverse, (l) made any change in the accounting principles, methods or practices followed by it or depreciation or amortization policies or rates theretofore adopted, (m) made or permitted any amendment or termination of any material contract, agreement or license to which it is a party, (n) suffered any material loss not reflected in the Balance Sheet or its statement of income for the period ended on the Balance Sheet Date, (o) paid, or made any accrual or arrangement for payment of, bonuses or special compensation of any kind or any severance or termination pay to any present or former officer, director, employee, stockholder or consultant or (p) entered into any agreement, or otherwise obligated itself, to do any of the foregoing.

Section 2.13 Assets and Contracts.

(a) Schedule 2.13(a) contains a true and complete list of all real property leased by the Company, including a brief description of each item thereof and of the nature of the Company’s interest therein, and of all tangible personal property owned or leased by the Company having a cost or fair market value of greater than $50,000, including a brief description of each item and of the nature of the interest of the Company therein. All the real property listed in the Disclosures is leased by the Company under valid and enforceable lease agreements, copies of which have been provided to Parent and Acquisition Corp.; such leases are enforceable in accordance with their terms, and to the Company’s knowledge there is not, under any such lease, any existing default or event of default or event which with notice or lapse of time, or both, would constitute a default by the Company, and the Company has not received any notice or claim of any such default. The Company does not own any real property.

(b) Except as expressly set forth on Schedule 2.13(b) or the Balance Sheet or the notes thereto or as contemplated by this Agreement, the Company is not a party to any written agreement not made in the ordinary course of business that is material to the Company. Except as set forth in the Disclosures or as contemplated by this Agreement, the Company is not a party to or otherwise bound by any written (a) agreement with any labor union, (b) agreement for the purchase of fixed assets or for the purchase of materials, supplies or equipment in excess of normal operating requirements, (c) agreement for the employment of any officer, individual employee or other Person on a full-time basis or any agreement with any Person for consulting services, (d) bonus, pension, profit sharing, retirement, stock purchase, stock option, deferred compensation, medical, hospitalization or life insurance or similar plan, contract or understanding with respect to any or all of the employees of the Company or any other Person, (e) indenture, loan or credit agreement, note agreement, deed of trust, mortgage, security agreement, promissory note or other agreement or instrument relating to or evidencing Indebtedness for Borrowed Money or subjecting any asset or property of the Company to any Lien or evidencing any Indebtedness, (f) guaranty of any Indebtedness, (g) lease or agreement under which the Company is a lessee of or holds or operates any property, real or personal, owned by any other Person under which payments to such Person exceed $50,000 per year or with an unexpired term (including any period covered by an option to renew exercisable by any other party) of more than 60 days, (h) lease or agreement under which the Company is a lessor or permits any Person to hold or operate any property, real or personal, owned or controlled by the Company, (i) agreement granting any preemptive right, right of first refusal or similar right to any Person, (j) agreement or arrangement with any Affiliate or any “associate” (as such term is defined in Rule 405 under the Securities Act) of the Company or any present or former officer, director or stockholder of the Company, (k) agreement obligating the Company to pay any royalty or similar charge for the use or exploitation of any tangible or intangible property, (1) covenant not to compete or other restriction on its ability to conduct a business or engage in any other activity, (m) material distributor, dealer, manufacturer’s representative, sales agency, franchise or advertising contract or commitment, (n) agreement to register its securities under the Securities Act, (o) collective bargaining agreement, or (p) agreement or other commitment or arrangement with any Person continuing for a period of more than three months after the Closing Date that involves an expenditure or receipt by the Company in excess of $50,000. Except as set forth on Schedule 2.13(b), none of the agreements, contracts, leases, instruments or other documents or arrangements described in the Disclosures requires the consent of any of the parties thereto other than the Company to permit the contract, agreement, lease, instrument or other document or arrangement to remain effective following consummation of the Merger and the transactions contemplated hereby. For purposes of this Agreement, an “Affiliate” shall mean any Person that directly or indirectly controls, is controlled by, or is under common control with, the indicated Person.

(c) The Company has in all material respects performed all obligations required to be performed by it to date and is not in default in any respect under any of the material contracts, agreements, leases, documents, commitments or other arrangements to which it is a party or by which it or any of its property is otherwise bound or affected. To the knowledge of the Company, all parties having material contractual arrangements with the Company are in substantial compliance therewith and none are in material default thereunder. The Company does not have outstanding any power of attorney.

Section 2.14 Employees. Except as set forth on Schedule 2.14, the Company has complied in all material respects with all laws relating to the employment of labor, and the Company has encountered no material labor union difficulties. Other than pursuant to ordinary arrangements of employment compensation, the Company is not under any obligation or liability to any officer, director or employee of the Company.

Section 2.15 Tax Returns and Audits.

(a) Except as set forth on Schedule 2.15, all required federal, state and local Tax Returns of the Company have been accurately prepared and duly and timely filed, and all federal, state and local Taxes required to be paid on or prior to the date hereof with respect to the periods covered by such returns have been paid. The Company is not and has not been delinquent in the payment of any Tax. The Company has not had a Tax deficiency proposed or assessed against it and has not executed a waiver of any statute of limitations on the assessment or collection of any Tax. None of the Company’s federal income tax returns has been audited by any governmental authority; and none of the Company’s state or local income or franchise tax returns has been audited by any governmental authority. The reserves for Taxes reflected on the Balance Sheet are and will be sufficient for the payment of all unpaid Taxes known to and payable by the Company as of the Balance Sheet Date. Since the Balance Sheet Date, the Company has made adequate provisions on its books of account for all Taxes with respect to its business, properties and operations for such period. The Company has withheld or collected from each payment made to each of its employees the amount of all taxes (including, without limitation, federal, state and local income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes) required to be withheld or collected therefrom, and has paid the same to the proper Tax receiving officers or authorized depositaries. To the Company’s knowledge, there are no federal, state, local or foreign audits, actions, suits, proceedings, investigations, claims or administrative proceedings relating to Taxes or any Tax Returns of the Company now pending, and the Company has not received any notice of any proposed audits, investigations, claims or administrative proceedings relating to Taxes or any Tax Returns. The Company is not obligated to make a payment, nor is it a party to any agreement that under certain circumstances could obligate it to make a payment that would not be deductible under Section 280G of the Code. The Company has not agreed, nor is it required, to make any adjustments under Section 481(a) of the Code (or any similar provision of state, local and foreign law), whether by reason of a change in accounting method or otherwise, for any Tax period for which the applicable statute of limitations has not yet expired. The Company (i) is not a party to, nor is it bound by or obligated under, any Tax sharing agreement, Tax indemnification agreement or similar contract or arrangement, whether written or unwritten (collectively, “Tax Sharing Agreements”), and (ii) does not have any potential liability or obligation to any Person as a result of, or pursuant to, any such Tax Sharing Agreements.

(b) For purposes of this Agreement, the following terms shall have the meanings provided below:

(i) “Tax” or “Taxes” shall mean (a) any and all material taxes, assessments, customs, duties, levies, fees, tariffs, imposts, deficiencies and other governmental charges of any kind whatsoever (including, without limitation, taxes on or with respect to net or gross income, franchise, profits, gross receipts, capital, sales, use, ad valorem, value added, transfer, real property transfer, transfer gains, transfer taxes, inventory, capital stock, license, payroll, employment, social security, unemployment, severance, occupation, real or personal property, estimated taxes, rent, excise, occupancy, recordation, bulk transfer, intangibles, alternative minimum, doing business, withholding and stamp), together with any interest thereon, penalties, fines, damages costs, fees, additions to tax or additional amounts with respect thereto, imposed by the United States (federal, state or local) or other applicable jurisdiction; (b) any liability for the payment of any amounts described in clause (a) as a result of being a member of an affiliated, consolidated, combined, unitary or similar group or as a result of transferor or successor liability, including, without limitation, by reason of Treasury Regulation section 1.1502-6; and (c) any liability for the payments of any amounts as a result of being a party to any Tax Sharing Agreement or as a result of any express or implied obligation to indemnify any other Person with respect to the payment of any amounts of the type described in clause (a) or (b).

(ii) “Tax Return” shall include all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns (including Form 1099 and partnership returns filed on Form 1065) required to be supplied to a Tax authority relating to Taxes.

Section 2.16 Patents and Other Intangible Assets.

(a) Schedule 2.16(a) contains a true and complete list of all Intellectual Property (as defined below) presently owned, possessed, used or held by the Company (“Company Intellectual Property”), and the Company owns the entire right, title and interest in and to the same, free and clear of all Liens and restrictions, or, in the case of Company Intellectual Property licensed to the Company, the Company has the right to use the same. Schedule 2.16(a) also contains a true and complete list of all licenses granted to or by the Company with respect to the foregoing. All Company Intellectual Property (i) is subject to no pending or, to the Company’s knowledge, threatened challenge, and (ii) can and will be held by the Surviving Corporation as a result and immediately following the consummation of the Merger in the same manner and capacity as it is held by the Company as of the date hereof and without the consent of any Person other than the Company. Neither the execution nor delivery of the Merger Documents, nor the consummation of the transactions contemplated thereby will give any licensor or licensee of the Company any right to change the terms or provisions of, terminate or cancel, any license to which the Company is a party.

(b) Except as set forth on Schedule 2.16(a), the Company (i) to its knowledge, owns or has the right to use, free and clear of all Liens, claims and restrictions, all Company Intellectual Property used in or necessary for the conduct of its business as now conducted or proposed to be conducted without infringing upon or otherwise acting adversely to the right or claimed right of any Person under or with respect to any of the foregoing and (ii) is not obligated or under any liability to make any payments by way of royalties, fees or otherwise to any owner or licensor of, or other claimant to, any Intellectual Property with respect to the use thereof or in connection with the conduct of its business or otherwise.

(c) To the knowledge of the Company, there is no material unauthorized use, disclosure, infringement or misappropriation by any third party of any of the Company Intellectual Property, including by any employee or former employee of the Company; provided, however, that the possibility exists that other Persons, completely independently of the Company or its employees or agents, could have developed Intellectual Property similar or identical to that of the Company.

(d) Each employee of, or consultant to, the Company, that has performed services significant to the Company’s Intellectual Property has entered into an agreement to assign to the Company any and all rights, title and interest in and to any ideas, inventions or other Intellectual Property comprising the Company’s Intellectual Property, including any moral rights the Company may have in such Intellectual Property.

(e) The Company has taken reasonable precautions customary in the territory and industry in which the Company operates to protect the secrecy, confidentiality, and value of its material Trade Secrets (as defined below), that it intends to maintain as a Trade Secret. Such Trade Secrets are not part of the public knowledge or literature, and, to the knowledge of the Company, have not been used, divulged, or appropriated for the benefit of any Person (other than the Company), except pursuant to a properly executed standard confidentiality and non-disclosure agreement and, to the knowledge of the Company, no Person has materially breached such agreement. No third party has challenged any of the Company’s Trade Secrets in any action or proceeding or, to the knowledge of the Company, threatened to do so.

(f) As used herein, “Intellectual Property” means: (i) patents, patent applications of any kind (including, without limitation, provisional, utility, divisions, continuations, continuations in part and renewal applications and foreign counterparts thereof), inventions, discoveries, inventor’s certificates, and invention disclosures (whether or not patented), and any renewals, extensions, re-examinations, supplementary protection certificates or reissues thereof, in any jurisdiction; (ii) rights in registered and unregistered trademarks, trade names, service marks, brand names, certification marks, trade dress, logos, and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; (iii) domain names, uniform resource locators and other names and locators associated with the Internet, and any and all applications or registrations therefor; (iv) all trade secrets, and other confidential information including technology, know how, data, processes, schematics, business methods, formulae, drawings, designs, compositions of matter, techniques, improvements, methods (including manufacturing methods), clinical and regulatory strategies, formulations, manufacturing data and processes specifications, manuals, research and development/clinical proposals and proprietary customer and supplier lists, and all documentation relating to any of the foregoing (“Trade Secrets”); (v) copyrighted and copyrightable writings, published and unpublished writings and other works, whether copyrightable or not, in any jurisdiction, registrations or applications for registration of copyrights in any jurisdiction, designs, schematics and specifications, derivative works in any jurisdiction for the foregoing, and any renewals or extensions thereof or moral rights related thereto; (vi) rights under all agreements, including agreements with any Person, relating to the foregoing; (vii) claims or causes of action arising out of or related to past, present or future infringement or misappropriation of the foregoing; and (viii) any and all other intellectual property or proprietary rights relating to any of the foregoing.

Section 2.17 Employee Benefit Plans; ERISA.

(a) There are no “employee benefit plans” (within the meaning of Section 3(3) of the Employee Retirement Income Securities Act of 1974, as amended (“ERISA”)) nor any other employee benefit or fringe benefit arrangements, practices, contracts, policies or programs of any type other than programs merely involving the regular payment of wages, commissions, or bonuses established, maintained or contributed to by the Company, whether written or unwritten and whether or not funded. Any such plans listed on Schedule 2.17 hereto are hereinafter referred to as the “Employee Benefit Plans.”

(b) All current and prior material documents, including all amendments thereto, with respect to each Employee Benefit Plan have been made available to Parent and Acquisition Corp. or their advisors.

(c) To the knowledge of the Company, all Employee Benefit Plans are in material compliance with the applicable requirements of ERISA, the Code and any other applicable state, federal or foreign law.

(d) There are no pending claims or lawsuits that have been asserted or instituted against any Employee Benefit Plan, the assets of any of the trusts or funds under the Employee Benefit Plans, the plan sponsor or the plan administrator of any of the Employee Benefit Plans or against any fiduciary of an Employee Benefit Plan with respect to the operation of such plan, nor does the Company have any knowledge of any incident, transaction, occurrence or circumstance that might reasonably be expected to form the basis of any such claim or lawsuit.

(e) There is no pending or, to the knowledge of the Company, contemplated investigation, or pending or possible enforcement action by the Pension Benefit Guaranty Corporation, the Department of Labor, the Internal Revenue Service or any other government agency with respect to any Employee Benefit Plan and the Company has no knowledge of any incident, transaction, occurrence or circumstance which might reasonably be expected to trigger such an investigation or enforcement action.

(f) No actual or, to the knowledge of the Company, contingent liability exists with respect to the funding of any Employee Benefit Plan or for any other expense or obligation of any Employee Benefit Plan, except as disclosed on the financial statements of the Company, and no contingent liability exists under ERISA with respect to any “multi-employer plan,” as defined in Section 3(37) or Section 4001(a)(3) of ERISA.

(g) No events have occurred or are expected to occur with respect to any Employee Benefit Plan that would cause a material change in the costs of providing benefits under such Employee Benefit Plan or would cause a material change in the cost of providing for other liabilities of such Employee Benefit Plan.

Section 2.18 Title to Property and Encumbrances. The Company has good and marketable title to all properties and assets used in the conduct of its business (except for property held under valid and subsisting leases that are in full force and effect and which are not in default) free of all Liens and other encumbrances, except Permitted Liens and such ordinary and customary imperfections of title, restrictions and encumbrances as do not, individually or in the aggregate, materially detract from the value of the property or assets or materially impair the use made thereof by the Company in its business. Without limiting the generality of the foregoing, the Company has good and indefeasible title to all of its properties and assets reflected in the Balance Sheet, except for property disposed of in the usual and ordinary course of business since the Balance Sheet Date and for property held under valid and subsisting leases that are in full force and effect and that are not in default. For purposes of this Agreement, “Permitted Liens” shall mean (a) Liens for taxes and assessments or governmental charges or levies not at the time due or in respect of which the validity thereof shall currently be contested in good faith by appropriate proceedings; (b) Liens in respect of pledges or deposits under workmen’s compensation laws or similar legislation, carriers’, warehousemen’s, mechanics’, laborers’ and materialmens’ and similar Liens, if the obligations secured by such Liens are not then delinquent or are being contested in good faith by appropriate proceedings and (c) Liens incidental to the conduct of the business of the Company that were not incurred in connection with the borrowing of money or the obtaining of advances or credits and which do not in the aggregate materially detract from the value of its property or materially impair the use made thereof by the Company in its business.

Section 2.19 Condition of Properties. All facilities, machinery, equipment, fixtures and other properties owned, leased or used by the Company are in reasonably good operating condition and repair, subject to ordinary wear and tear, and are adequate and sufficient for the Company’s business.

Section 2.20 Litigation. There is no legal action, suit, arbitration or other legal, administrative or other governmental proceeding pending or, to the best knowledge of the Company, threatened against or affecting the Company or its properties, assets or business, and after reasonable investigation, the Company is not aware of any incident, transaction, occurrence or circumstance that might reasonably be expected to result in or form the basis for any such action, suit, arbitration or other proceeding. The Company is not in default with respect to any order, writ, judgment, injunction, decree, determination or award of any court or any governmental agency or instrumentality or arbitration authority.

Section 2.21 Licenses. The Company possesses from all appropriate governmental authorities all licenses, permits, authorizations, approvals, franchises and rights necessary for the Company to engage in the business currently conducted by it, all of which are in full force and effect.

Section 2.22 Interested Party Transactions. No officer, director or stockholder of the Company or any Affiliate or “associate” (as such term is defined in Rule 405 under the Securities Act) of any such Person or the Company has or has had, either directly or indirectly, (a) an interest in any Person that (i) furnishes or sells services or products that are furnished or sold or are proposed to be furnished or sold by the Company or (ii) purchases from or sells or furnishes to the Company any goods or services, or (b) a beneficial interest in any contract or agreement to which the Company is a party or by which it may be bound or affected.

Section 2.23 Environmental Matters.

(a) To the knowledge of the Company, the Company has never generated, used, handled, treated, released, stored or disposed of any Hazardous Materials on any real property on which it now has or previously had any leasehold or ownership interest, except in compliance with all applicable Environmental Laws.

(b) To the knowledge of the Company, the historical and present operations of the business of the Company are in compliance with all applicable Environmental Laws, except where any non-compliance has not had and would not reasonably be expected to have a material adverse effect on the Condition of the Company.

(c) For purposes of this Agreement, the following terms shall have the meanings provided below:

(i) “Environmental Laws” shall mean the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. §§ 9601, et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001, et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901, et seq.; the Toxic Substances Control Act, 15 U.S.C. §§ 2601 et seq.; the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. §§ 136, et seq. and comparable state statutes dealing with the registration, labeling and use of pesticides and herbicides; the Clean Air Act, 42 U.S.C. §§ 7401 et seq.; the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. §§ 1251 et seq.; the Safe Drinking Water Act, 42 U.S.C. §§ 300f, et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. §§ 1801, et seq.; as any of the above statutes have been amended as of the date hereof, all rules, regulations and policies promulgated pursuant to any of the above statutes, and any other foreign, federal, state or local law, statute, ordinance, rule, regulation or policy governing environmental matters, as the same have been amended as of the date hereof.

(ii) “Hazardous Material” shall mean any substance or material meeting any one or more of the following criteria: (a) it is or contains a substance designated as or meeting the characteristics of a hazardous waste, hazardous substance, hazardous material, pollutant, contaminant or toxic substance under any Environmental Law; (b) its presence at some quantity requires investigation, notification or remediation under any Environmental Law; or (c) it contains, without limiting the foregoing, asbestos, polychlorinated biphenyls, petroleum hydrocarbons, petroleum derived substances or waste, pesticides, herbicides, crude oil or any fraction thereof, nuclear fuel, natural gas or synthetic gas.

Section 2.24 FDA and Related Matters.

(a) The Company is and at all times has been in compliance in all respects with (i) all laws, rules, regulations and policies of the Food and Drug Administration (“FDA”), Drug Enforcement Administration (“DEA”), European Medicines Agency (“EMEA”) and other Healthcare Regulatory Authorities (as defined below) and (ii) all Healthcare Regulatory Authorizations (as defined below), including all requirements of the FDA, DEA, the EMEA and all other Healthcare Regulatory Authorities, that are applicable to the Company or by which any property, product, or other asset of the Company (including, without limitation, any Product Candidate (as defined below)) is bound or affected. As of the date of this Agreement, the Company has not received any written notification of any pending or, to the knowledge of the Company, threatened, claim, suit, proceeding, hearing, enforcement, audit, investigation, arbitration or other action from any Healthcare Regulatory Authority. As used herein, “Healthcare Regulatory Authorities” means any entities that are concerned with or regulate the marketing, sale, use, handling and control, safety, efficacy, reliability or manufacturing of drug or biological products or medical devices or are concerned with or regulate public health care programs. As used herein, “Healthcare Regulatory Authorizations” means all approvals, clearances, authorizations, registrations, certifications, licenses and permits granted by any Healthcare Regulatory Authority, including all investigational new drug applications and new drug applications. As used herein, “Product Candidates” means biologics, compounds or other products under development, current, active or otherwise, or consideration by the Company or any of its licensees.

(b) The Company holds and at all relevant times has held all Healthcare Regulatory Authorizations required for the conduct of its business, and all such Healthcare Regulatory Authorizations are in full force and effect. No event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder of any such Healthcare Regulatory Authorization.

(c) Schedule 2.24(c) contains a complete and accurate list of all of the Product Candidates of the Company, listing, where applicable, those Product Candidates for which the Company has applied for or has authorization or clearance through inaction to test the product in human subjects (“Human Testing Authorization”) according to applicable regulations and listing the type of application made. For those Product Candidates listed in Schedule 2.24(c) as having Human Testing Authorization, such Human Testing Authorization has not been revoked or rescinded. No notification has been received by the Company from any Healthcare Regulatory Authority that would reasonably be expected to preclude the Company from continuing to test such Product Candidates. No applications made or other materials submitted by the Company to any Healthcare Regulatory Authority contained an untrue statement of material fact, or omitted to state a material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading on a material matter.

(d) There are no facts or circumstances that the Company has concluded are reasonably likely to have a material adverse effect on the continued supply (either for clinical or commercial purposes) of the active ingredients or raw materials necessary to produce the Product Candidates currently used in clinical trials.

(e) Schedule 2.24(e) contains a complete and accurate list of all of the Company’s research programs relating to any Product Candidates ongoing immediately prior to the date of this Agreement in one or more specific therapeutic areas or one or more specific biological pathways or targets.

(f) The Company has not received any material written information from any Healthcare Regulatory Authority with jurisdiction over the marketing, sale, use, handling and control, safety, efficacy, reliability, or manufacturing of any of the Company’s products or services which would reasonably be expected to lead to the revocation, withdrawal, or denial of any application for marketing approval before such Healthcare Regulatory Authority.

(g) The Company has made available to Parent all reports, documents, claims, notices, filings, minutes, transcripts, recordings and other material correspondence between the Company and any Healthcare Regulatory Authority.

(h) All material reports, documents, claims, applicable product registration files and dossiers, notices and similar filings required to be filed, maintained, or furnished to any Healthcare Regulatory Authority by the Company have been so filed, maintained or furnished and, to the knowledge of the Company, were complete and correct in all material respects on the date filed (or were corrected in or supplemented by a subsequent filing).

(i) The Company has not voluntarily or involuntarily initiated, conducted or issued, or caused to be initiated, conducted or issued, any investigator notices, safety alerts or other notice of action relating to an alleged lack of safety, efficacy, or regulatory compliance of any Product Candidate being administered in a human clinical trial sponsored by the Company. The Company has not received any written notice that the FDA or any other governmental or regulatory authority has (i) commenced, or threatened to initiate, any action to request the recall of any Product Candidate, (ii) commenced, or threatened to initiate, any action to enjoin the manufacture or distribution of any Product Candidate, or (iii) commenced, or threatened to initiate, any action to enjoin the manufacture or distribution of any Product Candidate produced at any facility where any Product Candidate is manufactured, tested, processed, packaged or held for sale.

(j) All clinical and pre-clinical studies conducted by or on behalf of or sponsored by the Company, or in which the Company or its products or Product Candidates have participated were and, if still pending, are being conducted in accordance with all internal health, safety and environmental guidelines and standards of the Company, any and all applicable trial protocols, standard medical and scientific research procedures and all applicable laws, rules, regulations and policies, including, but not limited to, compliance with the requirements of Good Laboratory Practice (21 C.F.R. pt. 58) and FDA regulations relating to Good Clinical Practice and Clinical Trials (including 21 C.F.R. pt. 312 and all requirements relating to protection of human subjects contained in 21 C.F.R. pts. 50, 54, and 56), any relevant current International Conference on Harmonization (ICH) guidance documents, and all similar local, state, federal, EU and other foreign laws or regulatory requirements, and any adverse event reporting requirements of any of the foregoing. The Company has not received any written notices, correspondence or other communication from any regulatory authority requiring the termination or suspension of any clinical trials conducted by, or on behalf of, the Company, or in which the Company has participated.

(k) All clinical trials conducted by or on behalf of the Company and relied on for marketing authority conform to the characteristics of “adequate and well-controlled studies” set forth in 21 C.F.R. § 314.126.

(l) All manufacturing operations conducted by or for the benefit of the Company, whether domestic or foreign, have been, and are being conducted in material compliance with the FDA’s current Good Manufacturing Practice regulations for drug and biological products, including, without limitation, the relevant current International Conference on Harmonization (ICH) guidance documents (including, without limitation, the ICH Guidance Q7A Good Manufacturing Practices Guidance for Active Pharmaceutical Ingredients), 21 C.F.R. Parts 210, 211, 606 and 610, and all similar local, state, federal, EU and other foreign laws or regulatory requirements.

(m) The Company has not received any FDA Form 483, notice of adverse finding, warning letters, untitled letters or other notices alleging a lack of safety from any Healthcare Regulatory Authority, and there is no action or proceeding pending or, to the knowledge of the Company, threatened by any such Healthcare Regulatory Authority, contesting the approval of, the uses of, or the labeling or promotion of, or otherwise alleging any violation of law with respect to, any product manufactured, distributed or marketed by or on behalf of the Company.

(n) The Company is not the subject of any pending or, to the knowledge of the Company, threatened investigation regarding the Company or its products, by the FDA pursuant to its “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” Final Policy set forth in 56 Fed. Reg. 46191 (Sept. 10, 1991) and any amendments thereto, or otherwise. Neither the Company nor, to the knowledge of the Company, any officer, employee, agent or distributor of the Company, has committed or been convicted of any crime or engaged in any conduct for which debarment is mandated by 21 U.S.C. § 335a(a) or any similar law or authorized by 21 U.S.C. § 335a(b) or any similar law. Neither the Company nor, to the knowledge of the Company, any officer, employee, agent or distributor of the Company, has been convicted of any crime or engaged in any conduct for which such Person could be excluded from participating in the federal health care programs under Section 1128 of the Social Security Act or any similar law. As of the date hereof, no claims, actions, proceedings or investigations that would reasonably be expected to result in a material debarment or exclusion of the Company is pending or, to the knowledge of the Company, threatened, against the Company or, to the knowledge of the Company, any of its directors, officers, employees or agents.

(o) No clinical hold or termination of a clinical study has been ordered by the FDA under 21 C.F.R. § 312.42 or § 312.44, or by any other Healthcare Regulatory Authority on any clinical trial of a product of the Company, and no such clinical trial has otherwise been suspended or terminated by any person (including the Company) prior to completion.

(p) Neither the Company nor any Affiliate thereof has taken or agreed to take any action or has any knowledge of any fact or circumstance that the Company believes is reasonably likely to materially impede or delay receipt of any approval or consent from any Healthcare Regulatory Authority that is necessary to consummate the Merger or the other transactions contemplated by this Agreement.

Section 2.25 Questionable Payments. Neither the Company nor any director, officer or, to the best knowledge of the Company, agent, employee or other Person associated with or acting on behalf of the Company, has used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payments to government officials or employees from corporate funds; established or maintained any unlawful or unrecorded fund of corporate monies or other assets; made any false or fictitious entries on the books of record of any such corporations; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

Section 2.26 Obligations to or by Stockholders. Except as set forth on Schedule 2.26, the Company has no liability or obligation or commitment to any Stockholder or any Affiliate or “associate” (as such term is defined in Rule 405 under the Securities Act) of any Stockholder, nor does any Stockholder or any such Affiliate or associate have any liability, obligation or commitment to the Company.

Section 2.27 Disclosure. No representation or warranty by the Company herein and no information disclosed in the schedules or exhibits hereto by the Company contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

Article III.
Representations and Warranties of Parent and Acquisition Corp.

Parent and Acquisition Corp. represent and warrant to the Company as follows. Notwithstanding anything to the contrary contained herein, disclosure of items in the Parent SEC Documents (as defined below) shall be deemed to be disclosure of such items for all purposes under this Agreement, including, without limitation, for all applicable representations and warranties of Parent and Acquisition Corp.:

Section 3.01 Organization and Standing. Parent is a corporation duly organized and existing in good standing under the laws of the State of Nevada. Acquisition Corp. is a corporation duly organized and existing in good standing under the laws of the Commonwealth of Massachusetts. Parent and Acquisition Corp. have heretofore delivered to the Company complete and correct copies of their respective charter documents and By-laws as now in effect. Parent and Acquisition Corp. have full corporate power and authority to carry on their respective businesses as they are now being conducted and as now proposed to be conducted and to own or lease their respective properties and assets. Neither Parent nor Acquisition Corp. has any subsidiaries (except Parent’s ownership of Acquisition Corp.) or direct or indirect interest (by way of stock ownership or otherwise) in any firm, corporation, limited liability company, partnership, association or business. Parent owns all of the issued and outstanding capital stock of Acquisition Corp. free and clear of all Liens, and there are no outstanding options, warrants or rights to purchase capital stock or other securities of Acquisition Corp., other than the capital stock owned by Parent. Unless the context otherwise requires, all references in this Article III to “Parent” shall be treated as being a reference to Parent and Acquisition Corp. taken together as one enterprise.

Section 3.02 Corporate Authority. Each of Parent and/or Acquisition Corp. (as the case may be) has full corporate power and authority to enter into the Merger Documents and the other agreements to be made pursuant to the Merger Documents, and to carry out the transactions contemplated hereby and thereby. All corporate acts and proceedings required for the authorization, execution, delivery and performance of the Merger Documents and such other agreements and documents by Parent and/or Acquisition Corp. (as the case may be) have been duly and validly taken or will have been so taken prior to the Closing.

Section 3.03 Broker’s and Finder’s Fees. No Person is entitled by reason of any act or omission of Parent or Acquisition Corp. to any broker’s or finder’s fees, commission or other similar compensation with respect to the execution and delivery of this Agreement or the Articles of Merger, or with respect to the consummation of the transactions contemplated hereby or thereby.

Section 3.04 Capitalization of Parent. The authorized capital stock of Parent consists of 300,000,000 shares of common stock, par value $0.001 per share, of which not more than 40,000,000 shares will be issued and outstanding immediately prior to the Effective Time (which shall consist of (i) 20,000,000 shares of Parent Common Stock issued and outstanding immediately prior to the Effective Time, and (ii) 20,000,000 shares of Parent Common Stock issued and outstanding immediately prior to the Effective Time that shall be held of record by certain principals of the Company or their designees as of the Effective Time). Except for the Units to be issued in the Private Placement and as otherwise described in this Agreement, Parent has no outstanding options, rights or commitments to issue shares of Parent Common Stock or any other security of Parent or Acquisition Corp., and there are no outstanding securities convertible or exercisable into or exchangeable for shares of Parent Common Stock or any other security of Parent or Acquisition Corp. There is no voting trust, agreement or arrangement among any of the beneficial holders of Parent Common Stock affecting the nomination or election of directors or the exercise of the voting rights of Parent Common Stock. All outstanding shares of the capital stock of Parent are validly issued and outstanding, fully paid and non-assessable, and none of such shares have been issued in violation of the preemptive rights of any Person.

Section 3.05 Acquisition Corp. Acquisition Corp. is a wholly-owned Massachusetts subsidiary of Parent that was formed specifically for the purpose of the Merger and that has not conducted any business or acquired any property, and will not conduct any business or acquire any property prior to the Closing Date, except in preparation for and otherwise in connection with the transactions contemplated by this Agreement, the Articles of Merger and the other agreements to be made pursuant to or in connection with this Agreement and the Articles of Merger.

Section 3.06 Validity of Shares. The shares of Parent Common Stock to be issued at the Closing pursuant to Section 1.06(a)(ii) hereof, when issued and delivered in accordance with the terms hereof and of the Articles of Merger, shall be duly and validly issued, fully paid and non-assessable. Based in part on the representations and warranties of the Stockholders as contemplated by Article IV hereof and assuming the accuracy thereof, the issuance of the Parent Common Stock upon consummation of the Merger pursuant to Section 1.06(a)(ii) will be exempt from the registration and prospectus delivery requirements of the Securities Act and from the qualification or registration requirements of any applicable state “Blue Sky” or securities laws.

Section 3.07 SEC Reporting and Compliance.

(a) Parent filed a registration statement on Form S-1 under the Securities Act, which became effective on or about March 2, 2012. Since that date, Parent has timely filed with the U.S. Securities and Exchange Commission (the “Commission”) all registration statements, proxy statements, information statements and reports required to be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Parent has not filed with the Commission a certificate on Form 15 pursuant to Rule 12h-3 of the Exchange Act.

(b) Parent has made available to the Company true and complete copies of the registration statements, information statements and other reports (collectively, the “Parent SEC Documents”) filed by Parent with the Commission as of the date hereof, and shall make available to the Company all Parent SEC Documents filed by Parent with the Commission through the Closing Date. None of the Parent SEC Documents, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein not misleading.

(c) Prior to and until the Closing, Parent will provide to the Company copies of any and all amendments or supplements to the Parent SEC Documents filed with the Commission and all subsequent registration statements and reports filed by Parent subsequent to the filing of the Parent SEC Documents with the Commission and any and all subsequent information statements, proxy statements, reports or notices filed by Parent with the Commission or delivered to the stockholders of Parent.

(d) Parent is not an investment company within the meaning of Section 3 of the Investment Company Act of 1940, as amended.

(e) Between the date hereof and the Closing Date, Parent shall continue to satisfy the filing requirements of the Exchange Act and all other requirements of applicable securities laws and of the OTCQB Bulletin Board maintained by OTC Markets Group, Inc.

(f) To the best knowledge of Parent, Parent has otherwise complied with the Securities Act, Exchange Act and all other applicable federal and state securities laws.

Section 3.08 Financial Statements. The balance sheets and statements of operations, stockholders’ equity and cash flows contained in the Parent SEC Documents (the “Parent Financial Statements”) (i) have been prepared in accordance with GAAP applied on a basis consistent with prior periods (and, in the case of unaudited financial information, on a basis consistent with year-end audits), (ii) are in accordance with the books and records of Parent, and (iii) present fairly in all material respects the financial condition of Parent at the dates therein specified and the results of its operations and changes in financial position for the periods therein specified. The financial statements included in Parent’s Form 10-K for the year ended September 30, 2012 were audited by Paritz & Co., P.A., Parent’s independent registered public accounting firm. The financial information included in the Quarterly Report on Form 10-Q for the quarter ended December 31, 2012 are unaudited, but reflect all adjustments (including normally recurring accounts) that Parent considers necessary for a fair presentation of such information and has been prepared in accordance with GAAP, consistently applied.

Section 3.09 Governmental Consents. All material consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with any federal or state governmental authority on the part of Parent or Acquisition Corp. required in connection with the consummation of the Merger shall have been obtained prior to, and be effective as of, the Closing.

Section 3.10 Compliance with Laws and Other Instruments. The execution, delivery and performance by Parent and/or Acquisition Corp. of this Agreement, the Articles of Merger and the other agreements to be made by Parent or Acquisition Corp. pursuant to or in connection with this Agreement or the Articles of Merger and the consummation by Parent and/or Acquisition Corp. of the transactions contemplated by the Merger Documents will not cause Parent and/or Acquisition Corp. to violate or contravene (a) any provision of law, (b) any rule or regulation of any agency or government, (c) any order, judgment or decree of any court or (d) any provision of their respective charters or By-laws as amended and in effect on and as of the Closing Date and will not violate or be in conflict with, result in a breach of or constitute (with or without notice or lapse of time, or both) a default under any material indenture, loan or credit agreement, deed of trust, mortgage, security agreement or other agreement or contract to which Parent or Acquisition Corp. is a party or by which Parent and/or Acquisition Corp. or any of their respective properties is bound.

Section 3.11 No General Solicitation. In issuing Parent Common Stock in the Merger hereunder, neither Parent nor anyone acting on its behalf has offered to sell the Parent Common Stock by any form of general solicitation or advertising.

Section 3.12 Binding Obligations. Each of the Merger Documents constitutes a legal, valid and binding obligation of Parent and/or Acquisition Corp. (as the case may be), each is enforceable against it and/or them in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors’ rights generally and by general principles of equity.

Section 3.13 Absence of Undisclosed Liabilities. Neither Parent nor Acquisition Corp. has any material obligation or liability (whether accrued, absolute, contingent, liquidated or otherwise, whether due or to become due), arising out of any transaction entered into at or prior to the Closing, except (a) as disclosed in the Parent SEC Documents, (b) to the extent set forth on or reserved against in the balance sheet of Parent in the most recent Parent SEC Document filed by Parent (the “Parent Balance Sheet”) or the notes to the Parent Financial Statements, (c) current liabilities incurred and obligations under agreements entered into in the usual and ordinary course of business since the date of the Parent Balance Sheet (the “Parent Balance Sheet Date”), none of which (individually or in the aggregate) materially and adversely affects the condition (financial or otherwise), properties, assets, liabilities, business operations, results of operations or prospects of Parent or Acquisition Corp. taken as a whole (the “Condition of the Parent”) and (d) by the specific terms of any written agreement, document or arrangement attached as an exhibit to the Parent SEC Documents.

Section 3.14 Changes. Since the Parent Balance Sheet Date, except as disclosed in the Parent SEC Documents, Parent has not (a) incurred any debts, obligations or liabilities, absolute, accrued or, to Parent’s knowledge, contingent, whether due or to become due, except for current liabilities incurred in the usual and ordinary course of business, (b) discharged or satisfied any Liens other than those securing, or paid any obligation or liability other than, current liabilities shown on the Parent Balance Sheet and current liabilities incurred since the Parent Balance Sheet Date, in each case in the usual and ordinary course of business, (c) mortgaged, pledged or subjected to Lien any of its assets, tangible or intangible, other than in the usual and ordinary course of business, (d) sold, transferred or leased any of its assets, except in the usual and ordinary course of business except in connection with the discontinuation of Parent’s existing business before the Closing, (e) cancelled or compromised any debt or claim, or waived or released any right of material value, (f) suffered any physical damage, destruction or loss (whether or not covered by insurance) that could reasonably be expected to have a material adverse effect on the Condition of the Parent, (g) entered into any transaction other than in the usual and ordinary course of business, (h) encountered any labor union difficulties, (i) made or granted any wage or salary increase or made any increase in the amounts payable under any profit sharing, bonus, deferred compensation, severance pay, insurance, pension, retirement or other employee benefit plan, agreement or arrangement, other than in the ordinary course of business consistent with past practice, or entered into any employment agreement, (j) issued or sold any shares of capital stock, bonds, notes, debentures or other securities or granted any options (including employee stock options), warrants or other rights with respect thereto, (k) declared or paid any dividends on or made any other distributions with respect to, or purchased or redeemed, any of its outstanding capital stock, (l) suffered or experienced any change in, or condition affecting, the Condition of the Parent other than changes, events or conditions in the usual and ordinary course of its business, none of which (either by itself or in conjunction with all such other changes, events and conditions) could reasonably be expected to have a material adverse effect on the Condition of the Parent, (m) made any change in the accounting principles, methods or practices followed by it or depreciation or amortization policies or rates theretofore adopted, (n) made or permitted any amendment or termination of any material contract, agreement or license to which it is a party, (o) suffered any material loss not reflected in the Parent Balance Sheet or its statement of income for the year ended on the Parent Balance Sheet Date, (p) paid, or made any accrual or arrangement for payment of, bonuses or special compensation of any kind or any severance or termination pay to any present or former officer, director, employee, stockholder or consultant, (q) made or agreed to make any charitable contributions or incurred any non-business expenses in excess of $5,000 in the aggregate or (r) entered into any agreement, or otherwise obligated itself, to do any of the foregoing.

Section 3.15 Tax Returns and Audits. All required federal, state and local Tax Returns of Parent have been accurately prepared in all material respects and duly and timely filed, and all federal, state and local Taxes required to be paid on or prior to the date hereof with respect to the periods covered by such returns have been paid to the extent that the same are material and have become due, except where the failure so to file or pay could not reasonably be expected to have a material adverse effect upon the Condition of the Parent. Parent is not and has not been delinquent in the payment of any Tax. Parent has not had a Tax deficiency assessed against it. None of Parent’s federal income, state and local income and franchise tax returns has been audited by any governmental authority. The reserves for Taxes reflected on the Parent Balance Sheet are sufficient for the payment of all unpaid Taxes payable by Parent with respect to the period ended on the Parent Balance Sheet Date. To Parent’s knowledge, there are no federal, state, local or foreign audits, actions, suits, proceedings, investigations, claims or administrative proceedings relating to Taxes or any Tax Returns of Parent now pending, and Parent has not received any notice of any proposed audits, investigations, claims or administrative proceedings relating to Taxes or any Tax Returns.

Section 3.16 Employee Benefit Plans; ERISA.

(a) Except as disclosed in the Parent SEC Documents, there are no “employee benefit plans” (within the meaning of Section 3(3) of ERISA) nor any other employee benefit or fringe benefit arrangements, practices, contracts, policies or programs other than programs merely involving the regular payment of wages, commissions, or bonuses established, maintained or contributed to by the Parent. Any such plans listed in the Parent SEC Documents are hereinafter referred to as the “Parent Employee Benefit Plans.”

(b) All current and prior material documents, including all amendments thereto, with respect to each Parent Employee Benefit Plan have been given to the Company or its advisors.

(c) All Parent Employee Benefit Plans are in material compliance with the applicable requirements of ERISA, the Code and any other applicable state, federal or foreign law.

(d) There are no pending, or to the knowledge of Parent, threatened, claims or lawsuits which have been asserted or instituted against any Parent Employee Benefit Plan, the assets of any of the trusts or funds under the Parent Employee Benefit Plans, the plan sponsor or the plan administrator of any of the Parent Employee Benefit Plans or against any fiduciary of a Parent Employee Benefit Plan with respect to the operation of such plan.

(e) There is no pending, or to the knowledge of Parent, threatened, investigation or pending or possible enforcement action by the Pension Benefit Guaranty Corporation, the Department of Labor, the Internal Revenue Service or any other government agency with respect to any Parent Employee Benefit Plan.

(f) No actual or, to the knowledge of Parent, contingent liability exists with respect to the funding of any Parent Employee Benefit Plan or for any other expense or obligation of any Parent Employee Benefit Plan, except as disclosed on the financial statements of Parent or the Parent SEC Documents, and to the knowledge of Parent, no contingent liability exists under ERISA with respect to any “multi-employer plan,” as defined in Section 3(37) or Section 4001(a)(3) of ERISA.

Section 3.17 Litigation. There is no legal action, suit, arbitration or other legal, administrative or other governmental proceeding pending or, to the knowledge of Parent, threatened against or affecting Parent or Acquisition Corp. or any of their respective properties, assets or businesses. To the knowledge of Parent, neither Parent nor Acquisition Corp. is in default with respect to any order, writ, judgment, injunction, decree, determination or award of any court or any governmental agency or instrumentality or arbitration authority.

Section 3.18 Interested Party Transactions. Except as disclosed in the Parent SEC Documents, no officer, director or stockholder of Parent or any Affiliate or “associate” (as such term is defined in Rule 405 under the Securities Act) of any such Person or of Parent has or has had, either directly or indirectly, (a) an interest in any Person that (i) furnishes or sells services or products that are furnished or sold or are proposed to be furnished or sold by Parent or (ii) purchases from or sells or furnishes to Parent any goods or services, or (b) a beneficial interest in any contract or agreement to which Parent is a party or by which it or any of its assets may be bound or affected.

Section 3.19 Questionable Payments. Neither Parent, Acquisition Corp. nor, to the knowledge of Parent, any director, officer, agent, employee or other Person associated with or acting on behalf of Parent or Acquisition Corp. has used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payments to government officials or employees from corporate funds; established or maintained any unlawful or unrecorded fund of corporate monies or other assets; made any false or fictitious entries on the books of record of any such corporations; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

Section 3.20 Obligations to or by Stockholders. Except as disclosed in the Parent SEC Documents, Parent has no liability or obligation or commitment to any stockholder of Parent or any Affiliate or “associate” (as such term is defined in Rule 405 under the Securities Act) of any stockholder of Parent, nor does any stockholder of Parent or any such Affiliate or associate have any liability, obligation or commitment to Parent.

Section 3.21 Assets and Contracts. Except as expressly set forth in this Agreement, the Parent Balance Sheet or the notes thereto, or the Parent SEC Documents, Parent is not a party to any written or oral agreement not made in the ordinary course of business that is material to Parent. Parent does not own any real property. Except as expressly set forth in this Agreement, the Parent Balance Sheet or the notes thereto, or the Parent SEC Documents, Parent is not a party to or otherwise bound by any written or oral (a) agreement with any labor union, (b) agreement for the purchase of fixed assets or for the purchase of materials, supplies or equipment in excess of normal operating requirements, (c) agreement for the employment of any officer, individual employee or other Person on a full-time basis or any agreement with any Person for consulting services, (d) bonus, pension, profit sharing, retirement, stock purchase, stock option, deferred compensation, medical, hospitalization or life insurance or similar plan, contract or understanding with respect to any or all of the employees of Parent or any other Person, (e) indenture, loan or credit agreement, note agreement, deed of trust, mortgage, security agreement, promissory note or other agreement or instrument relating to or evidencing Indebtedness for Borrowed Money or subjecting any asset or property of Parent to any Lien or evidencing any Indebtedness, (f) guaranty of any Indebtedness, (g) lease or agreement under which Parent is lessee of or holds or operates any property, real or personal, owned by any other Person, (h) lease or agreement under which Parent is lessor or permits any Person to hold or operate any property, real or personal, owned or controlled by Parent, (i) agreement granting any preemptive right, right of first refusal or similar right to any Person, (j) agreement or arrangement with any Affiliate or any “associate” (as such term is defined in Rule 405 under the Securities Act) of Parent or any present or former officer, director or stockholder of Parent, (k) agreement obligating Parent to pay any royalty or similar charge for the use or exploitation of any tangible or intangible property, (l) covenant not to compete or other restriction on its ability to conduct a business or engage in any other activity, (m) distributor, dealer, manufacturer’s representative, sales agency, franchise or advertising contract or commitment, (n) agreement to register securities under the Securities Act, (o) collective bargaining agreement, or (p) agreement or other commitment or arrangement with any Person continuing for a period of more than three months after the Closing Date that involves an expenditure or receipt by Parent in excess of $1,000. Parent maintains no insurance policies or insurance coverage of any kind with respect to Parent, its business, premises, properties, assets, employees and agents. No consent of any bank or other depository is required to maintain any bank account, other deposit relationship or safety deposit box of Parent in effect following the consummation of the Merger and the transactions contemplated hereby.

Section 3.22 Employees. Other than pursuant to ordinary arrangements of employment compensation, Parent is not under any obligation or liability to any officer, director, employee or Affiliate of Parent.

Section 3.23 Disclosure. No representation or warranty by Parent herein and no information disclosed in the schedules or exhibits hereto by Parent contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

Article IV.
Additional Representations, Warranties and
Covenants of the Stockholders

Prior to the Effective Time, a Stockholder Representation Letter in the form attached hereto as Exhibit E (“Stockholder Representation Letter”) shall be mailed to each holder of record of Company Stock that is to be converted pursuant to Section 1.06 hereof into the right to receive Parent Common Stock, which shall contain the representations, warranties and covenants of such Stockholder as set forth therein, including without limitation, (i) that such Stockholder has full right, power and authority to deliver such Company Stock and Stockholder Representation Letter, (ii) that the delivery of such Company Stock will not violate or be in conflict with, result in a breach of or constitute a default under, any indenture, loan or credit agreement, deed of trust, mortgage, security agreement or other agreement or instrument to which such Stockholder is bound or affected, (iii) that such Stockholder has good, valid and marketable title to all shares of Company Stock indicated in such Letter of Transmittal and that such Stockholder is not affected by any voting trust, agreement or arrangement affecting the voting rights of such Company Stock, (iv) whether such Stockholder is an “accredited investor,” as such term is defined in Regulation D under the Securities Act, and that such Stockholder is acquiring Parent Common Stock for investment purposes, and not with a view to selling or otherwise distributing such Parent Common Stock in violation of the Securities Act or the securities laws of any state, and (v) that such Stockholder has had an opportunity to ask and receive answers to any questions such Stockholder may have had concerning the terms and conditions of the Merger and the Parent Common Stock and has obtained any additional information that such Stockholder has requested. Delivery shall be effected, and risk of loss and title to the Company Stock shall pass, only after the Effective Time and upon delivery to Parent (or an agent of Parent) of (x) certificates, if any, evidencing ownership thereof as contemplated by Section 1.07 hereof (or affidavit and indemnification regarding a lost or undelivered certificate), and (y) the Stockholder Representation Letter containing the representations, warranties and covenants contemplated by this Article IV.

Article V.
Conduct of Businesses Pending the Merger.

Section 5.01 Conduct of Business by the Company Pending the Merger. Prior to the Effective Time, unless Parent or Acquisition Corp. shall otherwise agree in writing or as otherwise contemplated by this Agreement or the other agreements contemplated hereby:

(a) the business of the Company shall be conducted only in the ordinary course;

(b) the Company shall not (i) directly or indirectly redeem, purchase or otherwise acquire or agree to redeem, purchase or otherwise acquire any shares of its capital stock; (ii) amend its Articles of Organization or By-laws except to effectuate the transactions contemplated herein or therein or in the Disclosures or (iii) split, combine or reclassify the outstanding Company Stock or declare, set aside or pay any dividend payable in cash, stock or property or make any distribution with respect to any such stock;

(c) the Company shall not (i) issue or agree to issue any additional shares of, or options, warrants or rights of any kind to acquire any shares of, Company Stock, except to issue shares of Company Stock in connection with any matter contemplated herein or therein or relating to the Disclosures (ii) acquire or dispose of any fixed assets or acquire or dispose of any other substantial assets other than in the ordinary course of business; (iii) incur additional Indebtedness or any other liabilities or enter into any other transaction other than in the ordinary course of business; (iv) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing; or (v) except as contemplated by this Agreement, enter into any contract, agreement, commitment or arrangement to dissolve, merge, consolidate or enter into any other material business combination;

(d) the Company shall use its best efforts to preserve intact the business organization of the Company, to keep available the service of its present officers and key employees, and to preserve the good will of those having business relationships with it; and

(e) the Company will not, nor will it authorize any director or authorize or permit any officer or employee or any attorney, accountant or other representative retained by it to, make, solicit, encourage any inquiries with respect to, or engage in any negotiations concerning, any Acquisition Proposal (as defined below for purposes of this paragraph). The Company will promptly advise Parent orally and in writing of any such inquiries or proposals (or requests for information) and the substance thereof. As used in this paragraph, “Acquisition Proposal” shall mean any proposal for a merger or other business combination involving the Company or for the acquisition of a substantial equity interest in it or any material assets of it other than as contemplated by this Agreement. The Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Person conducted heretofore with respect to any of the foregoing.

Section 5.02 Conduct of Business by Parent and Acquisition Corp. Pending the Merger. Prior to the Effective Time, unless the Company shall otherwise agree in writing or as otherwise contemplated by this Agreement or the other agreements contemplated hereby:

(a) the business of Parent and Acquisition Corp. shall be conducted only in the ordinary course; provided, however, that Parent shall take the steps necessary to have discontinued its existing business without liability to Parent or Acquisition Corp. or the Surviving Corporation immediately following the Effective Time;

(b) neither Parent nor Acquisition Corp. shall (i) directly or indirectly redeem, purchase or otherwise acquire or agree to redeem, purchase or otherwise acquire any shares of its capital stock; (ii) amend its charter or by-laws other than to effectuate the transactions contemplated hereby; or (iii) split, combine or reclassify its capital stock or declare, set aside or pay any dividend payable in cash, stock or property or make any distribution with respect to such stock;

(c) neither Parent nor Acquisition Corp. shall (i) issue or agree to issue any additional shares of, or options, warrants or rights of any kind to acquire shares of, its capital stock; (ii) acquire or dispose of any assets other than in the ordinary course of business (except for dispositions in connection with Section 5.02(a) hereof); (iii) incur additional Indebtedness or any other liabilities or enter into any other transaction except in the ordinary course of business; (iv) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing or (v) except as contemplated by this Agreement, enter into any contract, agreement, commitment or arrangement to dissolve, merge, consolidate or enter into any other material business contract or enter into any negotiations in connection therewith;

(d) neither the Parent nor Acquisition Corp. will, nor will they authorize any director or authorize or permit any officer or employee or any attorney, accountant or other representative retained by them to, make, solicit, encourage any inquiries with respect to, or engage in any negotiations concerning, any Acquisition Proposal (as defined below for purposes of this paragraph). Parent will promptly advise the Company orally and in writing of any such inquiries or proposals (or requests for information) and the substance thereof. As used in this paragraph, “Acquisition Proposal” shall mean any proposal for a merger or other business combination involving the Parent or Acquisition Corp. or for the acquisition of a substantial equity interest in either of them or any material assets of either of them other than as contemplated by this Agreement. Parent will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Person conducted heretofore with respect to any of the foregoing; and

(e) neither Parent nor Acquisition Corp. will enter into any new employment agreements with any of their officers or employees or grant any increases in the compensation or benefits of their officers and employees.

Article VI.
Additional Agreements

Section 6.01 Access and Information. The Company, on the one hand, and Parent and Acquisition Corp., on the other hand, shall each afford to the other and to the other’s accountants, counsel and other representatives full access during normal business hours throughout the period prior to the Effective Time to all of its properties, books, contracts, commitments and records (including but not limited to tax returns) and during such period, each shall furnish promptly to the other all information concerning its business, properties and personnel as such other party may reasonably request. Each party shall hold, and shall cause its employees and agents to hold, in confidence all such information and shall use such information only to effect the transactions contemplated hereby and as otherwise expressly permitted herein (other than such information that (a) is already in such party’s possession or (b) becomes generally available to the public other than as a result of a disclosure by such party or its directors, officers, managers, employees, agents or advisors, or (c) becomes available to such party on a non-confidential basis from a source other than the other party hereto or its advisors, provided that such source is not known by such party to be bound by a confidentiality agreement with or other obligation of secrecy to the other party hereto until such time as such information is otherwise publicly available; provided, however, that (i) any such information may be disclosed to such party’s directors, officers, employees and representatives of such party’s advisors who need to know such information for the purpose of evaluating the transactions contemplated hereby (it being understood that such directors, officers, employees and representatives shall be informed by such party of the confidential nature of such information and bound by confidentiality and non-use obligations no less restrictive than those set forth herein), (ii) any disclosure of such information may be made as to which the party hereto furnishing such information has consented in writing, and (iii) any such information may be disclosed pursuant to a judicial, administrative or governmental order or request or applicable laws or rules of the Commission; provided, however, that the requested party will promptly so notify the other party so that the other party may seek a protective order or appropriate remedy and/or waive compliance with this Agreement and if such protective order or other remedy is not obtained or the other party waives compliance with this provision, the requested party will furnish only that portion of such information that is legally required and will exercise its best efforts to obtain a protective order or other reliable assurance that confidential treatment will be accorded the information furnished). If this Agreement is terminated, each party will deliver to the other all documents and other materials (including copies) obtained by such party or on its behalf from the other party as a result of this Agreement or in connection herewith, whether so obtained before or after the execution hereof.

Section 6.02 Additional Agreements. Subject to the terms and conditions herein provided, each of the parties hereto shall use its commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using its commercially reasonable efforts to satisfy the conditions precedent to the obligations of any of the parties hereto, to obtain all necessary waivers, consents, approvals and to lift any injunction or other legal bar to the Merger (and, in such case, to proceed with the Merger as expeditiously as possible). In order to obtain any necessary governmental or regulatory action or non-action, waiver, consent, extension or approval, each of Parent, Acquisition Corp. and the Company agrees to take all reasonable actions and to enter into all reasonable agreements as may be necessary to obtain timely governmental or regulatory approvals and to take such further action in connection therewith as may be necessary. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and/or directors of Parent, Acquisition Corp. and the Company shall take all such necessary action.

Section 6.03 Publicity. No party shall issue any press release or public announcement pertaining to the Merger that has not been agreed upon in advance by Parent and the Company, except as Parent reasonably determines to be necessary in order to comply with the rules of the Commission or of the principal trading exchange or market for the Parent Common Stock, provided, that in such case Parent will use its best efforts to allow the Company to review and reasonably approve any such press release or public announcement prior to its release.

Section 6.04 Appointment of Directors and Officers. As of the Effective Time, Parent shall cause the persons listed as officers and directors in Exhibit D hereto to be elected to the Board of Directors of Parent or appointed to the offices of Parent as set forth therein. At the first annual meeting of Parent’s stockholders and thereafter, the election of members of Parent’s Board of Directors shall be accomplished in accordance with the By-laws of Parent and the rules of the Commission.

Section 6.05 Parent Name Change. Prior to the Effective Time, Parent shall have taken all required legal actions to change its corporate name to “Arch Therapeutics, Inc.” The parties acknowledge and agree that Parent has authorization for such name change, and to the extent the Company holds any rights in or to such name the Company hereby grants to Parent a non-exclusive right to use such name, including without limitation any trade name, service name, service mark or trade dress rights of the Company therein or thereto.

Section 6.06 LOI Advance and Additional Advance; Private Placement. As of the execution of this Agreement, Parent shall have funded to the Company the LOI Advance and Additional Advances (each as defined in the LOI) pursuant to the terms of the LOI and that certain promissory note between Parent and the Company dated as of April 19, 2013. Upon the Closing and in accordance with the terms of such promissory note, any balance then owed thereunder shall become an intercompany loan by Parent to the Surviving Corporation and Parent shall waive all of its rights to any such balance. Further, pursuant to the terms of the LOI, immediately following the Closing Parent shall issue and sell up to a maximum of $2,000,000 of its Units in the Private Placement (less any Units sold prior to the Closing) and, upon Parent’s receipt thereof, shall pay the proceeds of the Private Placement to the Surviving Corporation in accordance with the terms of the LOI for the purpose of financing its ongoing business and operations following the Merger.

Section 6.07 Super Form 8-K. On or prior to the Closing, Parent and the Company shall jointly prepare and approve a draft of the Current Report on Form 8-K of Parent with respect to the Closing of the Merger, the Private Placement, and all other transactions contemplated hereby or effected as a result hereof, under all items of such form requiring disclosure in connection therewith (the “Super Form 8-K”). Parent shall cause the Super Form 8-K, together with all exhibits thereto, to be timely filed with the Commission in accordance with all applicable requirements therefor.

Section 6.08 Disclosure. Concurrently with the execution of this Agreement, the Company shall deliver to Parent and Acquisition Corp. all schedules and exhibits to be attached hereto. Such schedules and exhibits, including without limitation the Disclosures, and all updates thereto shall be prepared in good faith and contain accurate, true, correct and complete information. From the date of execution of this Agreement through the Closing, the Company will promptly notify Parent and Acquisition Corp. if the Company becomes aware of any fact, circumstance or condition that causes or constitutes a breach of any of the Company’s representations or warranties (with each such fact, circumstance or condition, an “Update”). Should any such fact, circumstance or condition require any change in the Disclosures if the Disclosures were dated the date of the occurrence or discovery of such fact, circumstance or condition, the Company will promptly deliver to Parent and Acquisition Corp. a written description of the Update which shall amend and supplement the Disclosures for purposes of determining the accuracy of any representations and warranties made by the Company in this Agreement and whether the conditions set forth in Article VII have been satisfied.

Section 6.09 Broker’s and Finder’s Fees. Parent and Acquisition Corp. jointly and severally, on the one hand, and the Company, on the other hand, shall indemnify and hold each other harmless from and against any and all claims, losses or liabilities for any finder, broker or similar commission, fee or other compensation as a result of the claim by any Person that the indemnifying party or parties introduced or assisted them in connection with the transactions contemplated by or described herein.

Section 6.10 Transfer Restrictions.

(a) The Company realizes that the Parent Common Stock to be received by the Stockholders pursuant to Section 1.06(a) (the “Merger Consideration”) is not registered under the Securities Act, or any foreign or state securities laws. The Company agrees that the Merger Consideration may not be sold, offered for sale, pledged, hypothecated, or otherwise transferred (collectively, a “Transfer”) by the recipient thereof except in compliance with the Securities Act, if applicable, and applicable foreign and state securities laws. The Company understands that the Merger Consideration can only be Transferred pursuant to registration under the Securities Act or pursuant to an exemption therefrom. The Company understands that to Transfer the Merger Consideration may require in some jurisdictions specific approval by the appropriate governmental agency or commission in such jurisdiction.

(b) To enable Parent to enforce the transfer restrictions contained in Section 6.10(a), the Company hereby consents to the placing of legends upon stock certificates representing, and stop-transfer orders with the transfer agent of the Parent Common Stock with respect to, the Merger Consideration, including, without limitation, the following:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAW. THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, MORTGAGED, HYPOTHECATED, OR OTHERWISE DISPOSED OF, EXCEPT (I) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE ACT, OR (II) IN COMPLIANCE WITH RULE 144 PROMULGATED UNDER THE ACT, OR (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY AND ITS COUNSEL.”

Section 6.11 Audit Fees. All fees and expenses associated with any audit of the Financial Statements that Parent or Acquisition Corp. shall request or require pursuant to rules and regulations of the Exchange Act shall be paid by Parent, which payments shall be in addition to the payments of the LOI Advance and the Additional Advances owed by Parent hereunder. Parent shall be permitted to offset the aggregate amount of all such fees and expenses against the aggregate amount to be received by Parent, and funded to the Surviving Corporation, in the Private Placement.

Article VII.
Conditions to Parties’ Obligations

Section 7.01 Conditions to Parent and Acquisition Corp. Obligations. The obligations of Parent and Acquisition Corp. under this Agreement and the Articles of Merger are subject to the fulfillment, at or prior to the Closing, of the following conditions, any of which may be waived in whole or in part by Parent:

(a) The representations and warranties of the Company under this Agreement, as modified or qualified by any Disclosure or Update, shall be deemed to have been made again on the Closing Date and shall then be true and correct in all material respects.

(b) The Company shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by it on or before the Closing Date.

(c) No action or proceeding before any court, governmental body or agency shall have been threatened, asserted or instituted to restrain or prohibit, or to obtain substantial damages in respect of, this Agreement or the Articles of Merger or the carrying out of the transactions contemplated by the Merger Documents.

(d) Parent and Acquisition Corp. shall have received the following:

(i) Copies of resolutions of the Board of Directors and the Stockholders of the Company, certified by the Secretary of the Company, authorizing and approving the execution, delivery and performance of the Merger Documents and all other documents and instruments to be delivered pursuant hereto and thereto.

(ii) A certificate of incumbency executed by the Secretary of the Company certifying the names, titles and signatures of the officers authorized to execute any documents referred to in this Agreement and further certifying that the Articles of Organization and By-laws of the Company delivered to Parent and Acquisition Corp. at the time of the execution of this Agreement have been validly adopted and have not been amended or modified.

(iii) A certificate, dated as of the Closing Date, executed by the President and Chief Executive Officer of the Company certifying that the conditions set forth in this Section 7.01with respect to the Company have been satisfied.

(iv) Evidence as of a recent date and within five (5) days of the Closing Date of the good standing and corporate existence of the Company issued by the Secretary of the Commonwealth of Massachusetts and evidence that the Company is qualified to transact business as a foreign corporation and is in good standing in each state of the United States and in each other jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary.

(v) Such additional supporting documentation and other information with respect to the transactions contemplated hereby as Parent and Acquisition Corp. may reasonably request not less than five (5) business days prior to the Closing Date.

(e) Not less than the requisite Stockholders as required by Section 11.04 of the MBCA shall have approved, by written consent pursuant to Section 7.04 of the MBCA or by a vote at a duly noticed meeting of the Stockholders pursuant to Section 7.02 et seq. of the MBCA, this Agreement and the Articles of Merger and the transactions contemplated and described hereby and thereby, including, without limitation, the Merger.

(f) Parent shall have received a Stockholder Representation Letter executed by Stockholders holding in excess of two-thirds (⅔) of the issued and outstanding shares of Company Stock.

(g) Since the date of this Agreement, there shall not have been any material adverse effect with respect to the Company.

(h) The number of dissenting Stockholders for which demands for an appraisal thereof have not been withdrawn or for which the holders thereof have not failed to perfect or otherwise waive or lost appraisal rights under the applicable provisions of the MBCA shall not exceed thirty-three percent (33%) of the issued and outstanding shares of Company Stock.

(i) Parent shall have received from the Company the audited, unaudited and proforma financial statements required to be included in the Super Form 8-K.

(j) All corporate and other proceedings and actions taken in connection with the transactions contemplated hereby and all certificates, agreements, instruments and documents mentioned herein or incident to any such transactions shall be reasonably satisfactory in form and substance to Parent and Acquisition Corp. The Company shall furnish to Parent and Acquisition Corp. such supporting documentation and evidence of the satisfaction of any or all of the conditions precedent specified in this Section 7.01 as Parent or its counsel may reasonably request.

Section 7.02 Conditions to the Company’s Obligations. The obligations of the Company under this Agreement and the Articles of Merger are subject to the fulfillment, at or prior to the Closing, of the following conditions, any of which may be waived in whole or in part by the Company:

(a) The representations and warranties of Parent and Acquisition Corp. under this Agreement shall be deemed to have been made again on the Closing Date and shall then be true and correct in all material respects.

(b) Parent and Acquisition Corp. shall have performed and complied in all material respects with all agreements and conditions required by this Agreement and the Articles of Merger to be performed or complied with by them on or before the Closing Date.

(c) The Company shall have received the following:

(i) Copies of resolutions of Parent’s and Acquisition Corp.’s respective boards of directors and the sole stockholder of Acquisition Corp., certified by their respective Secretaries, authorizing and approving, to the extent applicable, the execution, delivery and performance of this Agreement, the Articles of Merger and all other documents and instruments to be delivered by them pursuant hereto and thereto.

(ii) A certificate of incumbency executed by the respective Secretaries of Parent and Acquisition Corp. certifying the names, titles and signatures of the officers authorized to execute the documents referred to in this Agreement and further certifying that the charters and By-laws of Parent and Acquisition Corp. appended thereto have not been amended or modified.

(iii) A certificate, dated as of the Closing Date, executed by the President and Chief Financial Officer of each of the Parent and Acquisition Corp., certifying that the conditions set forth in this Section 7.02 with respect to Parent and Acquisition Corp. have been satisfied.

(iv) A certificate of Empire Stock Transfer, Parent’s transfer agent and registrar, certifying, as of the business day prior to the Closing Date, a true and complete list of the names and addresses of the record owners of all of the then outstanding shares of Parent Common Stock, together with the number of shares of Parent Common Stock held by each record owner and the total number of shares of Parent Common Stock then outstanding.

(v) Evidence as of a recent date and within five (5) days of the Closing Date of the good standing and corporate existence of each of Parent and Acquisition Corp. issued by the Secretary of State of the State of Nevada and the Secretary of the Commonwealth of Massachusetts, respectively, and evidence that Parent and Acquisition Corp. are qualified to transact business as foreign corporations and are in good standing in each state of the United States and in each other jurisdiction where the character of the property owned or leased by them or the nature of their activities makes such qualification necessary.

(vi) Such additional supporting documentation and other information with respect to the transactions contemplated hereby as the Company may reasonably request not less than five (5) business days prior to the Closing Date.

(d) Not less than the requisite Stockholders as required by Section 11.04 of the MBCA shall have approved, by written consent pursuant to Section 7.04 of the MBCA or by a vote at a duly noticed meeting of the stockholders pursuant to Section 7.02 et seq. of the MBCA, this Agreement and the Articles of Merger and the transactions contemplated and described hereby and thereby, including, without limitation, the Merger.

(e) Documentation reasonably satisfactory to the Company evidencing that “accredited investors,” as such term is defined in Rule 501 promulgated under the Securities Act, are irrevocable committed to fund and close the Private Placement.

(f) As of immediately prior to the Effective Time, (i) the total number of issued and outstanding shares of Parent Common Stock shall not exceed 40,000,000, and (ii) the shares of Parent Common Stock referenced in Section 1.08(iii) shall be held of record by certain principals of the Company or their designees.

(g) As of the Closing Date, Parent shall have no more than $1,000 in actual or contingent liabilities as reflected on its balance sheet as of such date and no liabilities or obligations not disclosed on such balance sheet or in the Parent Financial Statements, except for Parent’s obligations in connection with this Agreement or the Private Placement or transactions otherwise contemplated hereby.

(h) All corporate and other proceedings and actions taken in connection with the transactions contemplated hereby and all certificates, opinions, agreements, instruments and documents mentioned herein or incident to any such transactions shall be satisfactory in form and substance to the Company. Parent and Acquisition Corp. shall furnish to the Company such supporting documentation and evidence of satisfaction of any or all of the conditions specified in this Section 7.02 as the Company may reasonably request.

(i) No action or proceeding before any court, governmental body or agency shall have been threatened, asserted or instituted to restrain or prohibit, or to obtain substantial damages in respect of, this Agreement or the Articles of Merger or the carrying out of the transactions contemplated by the Merger Documents.

Article VIII.
Non-Survival of Representations and Warranties

The representations and warranties of the parties made in Article II and Article III of this Agreement (including the Schedules to this Agreement, which are hereby incorporated by reference) shall not survive beyond the Effective Time. This Article VIII shall not limit any claim in any way based upon any certificate, opinion, covenant, or agreement which by its terms is relied upon by a party or contemplates performance after the Effective Time or pursuant to any other certificate, statement or agreement or any claim for fraud.

Article IX.
Termination Prior to Closing

Section 9.01 Termination of Agreement. This Agreement may be terminated at any time prior to the Closing:

(a) By the mutual written consent of the Company, Acquisition Corp. and Parent;

(b) By the Company, if Parent or Acquisition Corp. (i) fails to perform in any material respect any of its agreements contained herein required to be performed by it on or prior to the Closing Date, or (ii) materially breaches any of its representations, warranties or covenants contained herein, which failure or breach is not cured within thirty (30) days after the Company has notified Parent and Acquisition Corp., as applicable, of its intent to terminate this Agreement pursuant to this paragraph (b);

(c) By Parent and Acquisition Corp. if the Company (i) fails to perform in any material respect any of its agreements contained herein required to be performed by it on or prior to the Closing Date or (ii) materially breaches any of its representations, warranties or covenants contained herein, which failure or breach is not cured within thirty (30) days after Parent or Acquisition Corp. has notified the Company of its intent to terminate this Agreement pursuant to this paragraph (c);

(d) By either the Company, on the one hand, or Parent and Acquisition Corp., on the other hand, if there shall be any order, writ, injunction or decree of any court or governmental or regulatory agency binding on Parent, Acquisition Corp. or the Company that prohibits or materially restrains any of them from consummating the transactions contemplated hereby, provided that the parties hereto shall have used their best efforts to have any such order, writ, injunction or decree lifted and the same shall not have been lifted within ninety (90) days after entry by any such court or governmental or regulatory agency; or

(e) By either the Company, on the one hand, or Parent and Acquisition Corp., on the other hand, if the Closing has not occurred on or prior to July 31, 2013 for any reason other than delay or nonperformance of the party seeking such termination.

Section 9.02 Termination of Obligations. Termination of this Agreement pursuant to this Article IX shall terminate all obligations of the parties hereunder, except for the obligations under Section 10.03 and Section 10.14; provided, however, that termination pursuant to paragraphs (b) or (c) of Section 9.01 shall not relieve the defaulting or breaching party or parties from any liability to the other parties hereto.

Article X.
Miscellaneous

Section 10.01 Notices. Any notice, request or other communication hereunder shall be given in writing and shall be served either personally, by overnight delivery or delivered by mail, certified return receipt and addressed to the following addresses:

(a) If to Parent or Acquisition Corp.:

Almah, Inc.

Pembroke House

28-32 Pembroke St Upper

Dublin 2, Ireland

Attention: Terrence W. Norchi

With a copy to:

Greenberg Traurig, LLP

1201 K Street, Suite 1100

Sacramento, California 95814

Attention: Mark C. Lee, Esq.

(b) If to the Company:

Arch Therapeutics, Inc.

PO Box 748

Natick, MA 01760

Attention: Terrence W. Norchi

With a copy to:

Morrison & Foerster LLP

12531 High Bluff Drive, Suite 100

San Diego, California 92130

Attention: Steven G. Rowles Esq.

Notices shall be deemed received at the earlier of actual receipt or three (3) business days following mailing.

Section 10.02 Entire Agreement. This Agreement, including the schedules and exhibits attached hereto and other documents referred to herein, contains the entire understanding of the parties hereto with respect to the subject matter hereof. This Agreement supersedes all prior agreements and undertakings between the parties with respect to such subject matter, including, without limitation, the LOI.

Section 10.03 Expenses. All of the legal, accounting and other expenses incurred by any party hereto in connection with the transactions contemplated by this Agreement shall be paid by Parent prior to the Closing, which payments shall be in addition to the payments of LOI Advance and the Additional Advances owed by Parent hereunder. Parent shall be permitted to offset the aggregate amount of all such legal, accounting and other expenses against the aggregate amount to be received by Parent, and funded to the Surviving Corporation, in the Private Placement.

Section 10.04 Time. Time is of the essence in the performance of the parties’ respective obligations herein contained.

Section 10.05 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 10.06 Waiver. At any time prior to the Effective Time, Parent or Acquisition Corp., on the one hand, or the Company, on the other hand, may with respect to the other party(ies) hereto (a) extend the time for performance of any of the obligations or other acts, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (c) unless prohibited by applicable law, waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

Section 10.07 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 10.08 Attorneys Fees. If any action or proceeding relating to this Agreement, or the enforcement of any provision of this Agreement is brought by a party hereto against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys’ fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled)

Section 10.09 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and heirs; provided, however, that no party hereto shall directly or indirectly transfer or assign any of its rights hereunder in whole or in part without the written consent of the others, which may be withheld in its sole discretion, and any such transfer or assignment without said consent shall be void.

Section 10.10 No Third Parties Benefited. This Agreement is made and entered into for the sole protection and benefit of the parties hereto, their successors, assigns and heirs, and no other Person shall have any right or action under this Agreement.

Section 10.11 Counterparts. This Agreement may be executed in one or more counterparts, with the same effect as if all parties had signed the same document. Each such counterpart shall be an original, but all such counterparts together shall constitute a single agreement. This Agreement will become effective when each party to this Agreement will have received counterparts signed by all of the other parties. This Agreement, to the extent a signed version hereof or signature hereto is delivered by means of a facsimile machine or electronic mail (any such delivery, an “Electronic Delivery”), shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto, each other party hereto shall re-execute original forms hereof and deliver them in person to all other parties. No party hereto shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense related to lack of authenticity.

Section 10.12 Recitals, Schedules and Exhibits. The recitals, Schedules and exhibits to this Agreement are incorporated herein and, by this reference, made a part hereof as if fully set forth herein.

Section 10.13 Section Headings and Gender. The Section headings used herein are inserted for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. All personal pronouns used in this Agreement shall include the other genders, whether used in the masculine, feminine or neuter gender, and the singular shall include the plural, and vice versa, whenever and as often as may be appropriate.

Section 10.14 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Nevada without regard to principles of conflicts of laws, except that the applicable terms of Section 1 shall be governed by the MBCA.

Section 10.15 Amendment. This Agreement may be amended solely by a writing executed and delivered by each of the parties hereto; provided, that, subsequent to approval of this Agreement by the Stockholders, this Agreement may not be amended to: (a) change the amount or kind of shares or other securities, interests, obligations, rights to acquire shares or other securities, cash, or other property to be received by the Stockholders upon conversion of their shares of Company Stock hereunder; (b) change the Articles of Organization of the Company that will be the Articles of Organization of the Surviving Corporation after the Closing, except for changes permitted by applicable provisions of the MBCA and changes that are expressly set forth herein; or (c) change any of the other terms or conditions of the Agreement if the change would adversely affect the Stockholders in any material respect.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be binding and effective as of the day and year first above written.

PARENT:

ALMAH, INC.

By:__/s/ Terrence W. Norchi__________________

Name: Terrence W. Norchi

Title: President and CEO

ACQUISITION CORP.:

ARCH Acquisition Corporation

By:__/s/ Terrence W. Norchi__________________

Name: Terrence W. Norchi

Title: President and CEO

THE COMPANY:

ARCH THERAPEUTICS, INC.

By:__/s/ Avtar Dhillon_______________________

Name: Avtar Dhillon

Title: Director

[COUNTERPART SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]

EXHIBIT A

ARTICLES OF MERGER

D
PC	The Commonwealth of Massachusetts
William Francis Galvin
Secretary of the Commonwealth
One Ashburton Place, Boston, Massachusetts 02108-1512

FORM MUST BE TYPED	Articles of Merger	FORM MUST BE TYPED
Involving Domestic Entities

(General Laws Chapter 156D, Section 11.06; 950 CMR 113.36)

(1)	Exact name of each domestic corporation or other entity involved in the merger:

Arch Acquisition Corporation

Arch Therapeutics, Inc.

(2)	Exact name of the surviving entity: Arch Therapeutics, Inc.__________________________________________

(3)	The merger shall be effective at the time and on the date approved by the Division, unless a later effective date not more than 90 days from the date and time of filing is specified:_____________________________________

(check appropriate box)

(4)	☑	The plan of merger was duly approved by the shareholders, and where required, by each separate voting group as provided by G.L. Chapter 156D and the articles of organization.

OR

☐	The plan of merger did not require the approval of the shareholders.

(5)	Participation of each other entity was duly authorized by the law under which the other entity is organized or by which it is governed and by its articles of organization or other organizational documents.

Not applicable.

(6)	Attach any amendment to articles of organization of the surviving entity, where the survivor is a domestic business corpora- tion.

Upon the effectiveness of the merger, the surviving entity is hereby amending its name to be [___________].

(7)	Attach the articles of organization of the surviving entity where the survivor is a NEW domestic business corporation, includ- ing all the supplemental information required by 950 CMR 113.16.

Not applicable.

P.C.	c156ds110695011336 01/13/05

Signed by:	,

(signature of authorized individual)

☐	Chairman of the board of directors,
☑	President,
☐	Other officer,
☐	Court-appointed fiduciary,

on this	day of	,	2013	.

Signed by:	,

(signature of authorized individual)

☐	Chairman of the board of directors,
☑	President,
☐	Other officer,
☐	Court-appointed fiduciary,

on this	day of	,	2013	.

COMMONWEALTH OF MASSACHUSETTS

William Francis Galvin

Secretary of the Commonwealth

One Ashburton Place, Boston, Massachusetts 02108-1512

Articles of Merger

Involving Domestic Entities

(General Laws Chapter 156D, Section 11.06; 950 CMR 113.36)

I hereby certify that upon examination of these articles of merger, duly submitted to me, it appears that the provisions of the General Laws relative thereto have been complied with, and I hereby approve said articles; and the filing fee in the amount of  $__ having been paid, said articles are deemed to have been filed with me this ________day of________              20____ at________ a.m./p.m.

time

Effective date: ____________________________________________

(must be within 90 days of date submitted)

WILLIAM FRANCIS GALVIN
Examiner	Secretary of the Commonwealth

Name approval	Filing fee: Minimum $250

C	TO BE FILLED IN BY CORPORATION
Contact Information:

#A.R

Mark C. Lee

c/o Greenberg Traurig, LLP

1201 K Street, Suite 1100, Sacramento, CA 95814

Telephone:	(916) 442-1111

Email:	leema@gtlaw.com

Upon filing, a copy of this filing will be available at www.sec.state.ma.us/cor.

If the document is rejected, a copy of the rejection sheet and rejected document will be available in the rejected queue.

EXHIBIT B

ARTICLES OF ORGANIZATION OF THE COMPANY

	The Commonwealth of Massachusetts	Minimium Fee: $250.00
William Francis Galvin

Secretary of the Commonwealth
One Ashburton Place, Boston, Massachusetts 02108-1512
Telephone: (617) 727-9640
Articles of Organization
(General Laws, Chapter 156D)

Federal Employer Identification Number: 000918233 (must be 9 digits)

ARTICLE I

The exact name of the corporation is:

CLEAR NANO SOLUTIONS, INC.

ARTICLE II

Unless the articles of organization otherwise provide, all corporations fromed pursuant to G.L. C156D have the purpose of enganging in any lawfull business. If you wish to specify more limited purposes, state them below:

ARTICLE III

State the total number of shares and par value, if any, of each class of stock which the business entity is authorized to issue:

	Par Value Per Share	Total Authorized by Articles of Organization or Amendments		Total Issued and Outstanding
Class of Stock	Enter 0 if no Par	Num of Shares	Total Par Value	Num of Shares
CNP	$0.00000	275,000	$0.00	0

ARTICLE IV

Prior to the issuance of shares of any class or series, the articles of organization must set forth the preferences, limitations and relative rights of that class or series. The articles may also limit the type or specify the minimum amount of consideration for which shares of any class or series may be issued. Please set forth the preferences, limitations and relative rights of each class or series and, if desired, the required type and minimum amount of consideration to be received.

NONE

ARTICLE V

The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of any class or series of stock are:

EXCEPT TO THE EXTENT PROVIDED BY WRITTEN AGREEMENT AMONG ALL STOCKHOLDERS OF THE CORPORATION AND THE CORPORATION, A STOCKHOLDER (OTHER THAN AN ORIGINALLY SUBSCRIBING STOCKHOLDER WHO HAS SUBSCRIBED TO STOCK WITHIN THE FIRST THREE MONTHS FOLLOWING THE EFFECTIVE DATE OF INCORPORATION) MAY NOT SELL, ASSIGN, TRANSFER, PLEDGE, HYPOTHECATE OR OTHERWISE DISPOSE (INCLUDING BY GIFT OR OTHERWISE) OF ANY OF HIS/HER SHARES OF CAPITAL STOCK OF THE CORPORATION.

ARTICLE VI

Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the business entity, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the business entity, or of its directors or stockholders, or of any class of stockholders:

THE CORPORATION SHALL HAVE THE POWER TO BE A PARTNER IN ANY BUSINESS ORGANIZATION WHICH THE CORPORATION WOULD HAVE THE POWER TO CONDUCT BY ITSELF;

THE DIRECTORS OF THE CORPORATION MAY MAKE, AMEND OR REPEAL BY-LAWS IN WHOLE OR IN PART, EXCEPT WITH RESPECT TO ANY PROVISION THEREOF WHICH BY LAW, THE ARTICLES OF ORGANIZATION OR THE BY-LAWS REQUIRES ACTION BY THE STOCKHOLDERS AND TO AUTHORIZE TO ESTABLISH AND DESIGNATE A DIFFERENT CLASS OF STOCK AND TO DESIGNATE VARIATIONS IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN THE DIFFERENT SERIES;

THE CORPORATION SHALL HAVE THE POWER TO ELECT DIRECTORS, AUTHORIZE A MERGER, INDEMNIFY DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS AND OTHER AGENTS, TO PURCHASE AND MAINTAIN INSURANCE.

Note: The preceding six (6) articles are considered to be permanent and may ONLY be changed by filing appropriate Articles of Amendment.

ARTICLE VII

Unless otherwise provided in the articles of organization, the effective date of organization of the corporation is the date and time the articles were received for filing if the articles are not rejected within the time prescribed by law. If a later effective date is desired, specify such date, which may not be later than the 90th day after the articles are received for filing.

Later Effective Date: Time:

ARTICLE VIII

The information contained in Article VIII is not a permanent part of the Articles of Organization

a,b. The street address of the initial registered office of the corporation and the name of the registered agent at the registered office:

Name:	STEVE KELLY
No. and Street:	355 SUMMER STREET
City or Town:	MANCHESTER	State: MA	Zip: 01944	Country: USA

c. The names and street addresses of the individuals who will serve as the directors, president, treasurer and secretary of the corporation:

Title	Individual Name	Address (no PO Box)
	First, Middle, Last, Suffix	Address, City or Town, State, Zip Code

PRESIDENT	STEVE KELLY	355 SUMMER ST
MANCHESTER, MA 01944 USA

TREASURER	STEVE KELLY	355 SUMMER ST
MANCHESTER, MA 01944 USA

SECRETARY	KARIN A GREGORY ESQ.	20 ELIZABETH RD
BIDDEFORD, ME 04005 USA

DIRECTOR	STEVE KELLY	355 SUMMER ST
MANCHESTER, MA 01944 USA

d. The fiscal year (i.e., tax year) of the business entity shall end on the last day of the month of:

December

e. A brief description of the type of business in which the corporation intends to engage:

MEDICAL TECHNOLOGY PRODUCTS

f. The street address (post office boxes are not acceptable) of the principal office of the corporation is:

No. and Street:	355 SUMMER ST
City or Town:	MANCHESTER	State: MA	Zip: 01944	Country: USA

g. The records of the corporation required to be kept in the Commonwealth will be kept at (post office boxes are not acceptable):

No. and Street:	355 SUMMER ST
City or Town:	MANCHESTER	State: MA	Zip: 01944	Country: USA

which is

__ its principal office	__ an office of its transfer agent
__ its secretary/assistant secretary	__ its registered agent

IN WITNESS WHEREOF AND UNDER THE PAINS AND PENALTIES OF PERJURY, I/we, whose signature(s) appear below as incorporator(s) and whose name(s) and business or residential address(es) are beneath each signature do hereby associate with the intention of forming this business entity under the provisions of General Law, Chapter 156D and do hereby sign these Articles of Organization as incorporator(s) this 6 Day of March, 2006 at 6:51:31 AM. (If an existing corporation is acting as incorporator, type in the exact name of the business entity, the state or other jurisdiction where it was incorporated, the name of the person signing on behalf of said business entity and the title he/she holds or other authority by which such action is taken.) STEVE KELLY

© 2001 - 2006 Commonwealth of Massachusetts

All Rights Reserved

THE COMMONWEALTH OF MASSACHUSETTS

I hereby certify that, upon examination of this document, duly submitted to me, it appears that the provisions of the General Laws relative to corporations have been complied with, and I hereby approve said articles; and the filing fee having been paid, said articles are deemed to have been filed with me on:

March 06, 2006 6:49 AM

WILLIAM FRANCIS GALVIN

Secretary of the Commonwealth

D
PC	The Commonwealth of Massachusetts
William Francis Galvin
Secretary of the Commonwealth
One Ashburton Place, Boston, Massachusetts 02108-1512

FORM MUST BE TYPED	Articles of Amendment	FORM MUST BE TYPED

(General Laws Chapter 156D, Section 10.06; 950 CMR 113.34)

(1)	Exact name of corporation:	Clear Nano Solutions, Inc.

(2)	Registered office address:	355 Summer Street, Manchester, MA 01944
(number, street, city or town, state, zip code)

(3)	These articles of amendment affect article(s):	1
(specify the number(s) of article(s) being amended (I-VI))

(4)	Date adopted:	Board approved by meeting on 3/25/08; Shareholders approved by unanimous consent on 4/4/08
(month, day, year)

(5)	Approved by:

(check appropriate box)

☐	the incorporators.
☐	the board of directors without shareholder approval and shareholder approval was not required.
☑	the board of directors and the shareholders in the manner required by law and the articles of organization.

(6) State the article number and the text of the amendment. Unless contained in the text of the amendment, state the provisions for implementing the exchange, reclassification or cancellation of issued shares.

Resolved: That Article 1 of the Articles of Organization of the Corporation be, and hereby is, amended to change the name of the Corporation from Clear Nano Solutions, Inc. to Arch Therapeutics, Inc.; and that the President or any officer of the Corporation be, and hereby, are authorized and directed to execute and file Articles of Amendment with the Secretary of the Commonwealth of Massachusetts.

P.C.

To change the number of shares and the par value, * if any, of any type, or to designate a class or series, of stock, or change a designation of class or series of stock, which the corporation is authorized to issue, complete the following:

Total authorized prior to amendment:

WITHOUT PAR VALUE		WITH PAR VALUE
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE

Total authorized after amendment:

WITHOUT PAR VALUE		WITH PAR VALUE
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE

  (7) The amendment shall be effective at the time and on the date approved by the Division, unless a later effective date not more than 90 days from the date and time of fling is specfied: ___________________________________

*G.L. Chapter 156D eliminates the concept of par value, however a corporation may specify par value in Article III. See G.L. Chapter 156D, Section 6.21, and the comments relative thereto

Signed by:	/s/ Eileen Smith Ewing, Clerk	,

(signature of authorized individual)

☐	Chairman of the board of directors,
☐	President,
☑	Other officer,
☐	Court-appointed fiduciary,

on this	7th	day of	April	,	2008	.

COMMONWEALTH OF MASSACHUSETTS

William Francis Galvin

Secretary of the Commonwealth

One Ashburton Place, Boston, Massachusetts 02108-1512

Articles of Amendment

(General Laws Chapter 156D, Section 10.06; 950 CMR 113.34)

I hereby certify that upon examination of these articles of amendment, it ap- pears that the provisions of the General Laws relative thereto have been complied with, and the filing fee in the amount of $ 100 having been paid, said ar- ticles are deemed to have been filed with me this 7 day of     April           ,

2008       , at    315 a.m./p.m.

time

Effective date: ________ April 7, 2008_

(must be within 90 days of date submitted)

/s/ William Francis
Galvin

WILLIAM FRANCIS GALVIN

Secretary of the Commonwealth

Filing fee: Minimum filing fee $100 per article amended, stock increases $100 per 100,000 shares, plus $100 for each additional 100,000 shares or any fraction thereof.

MP
Examiner
TO BE FILLED IN BY CORPORATION
Name approval	Contact Information:

Nancy A. Valente, Paralegal
C
Kirkpatrick & Lockhart Preston Gates Ellis LLP

M	One Lincoln Street, Boston, MA 02111

	Telephone:	617.951.9261

	Email:	nancy.valente@klgates.com

Upon filing, a copy of this filing will be available at www.sec.state.ma.us/cor. If the document is rejected, a copy of the rejection sheet and rejected document will be available in the rejected queue.

D
PC	The Commonwealth of Massachusetts
William Francis Galvin
Secretary of the Commonwealth
One Ashburton Place, Boston, Massachusetts 02108-1512

FORM MUST BE TYPED	Articles of Amendment	FORM MUST BE TYPED
(General Laws Chapter 156D, Section 10.06; 950 CMR 113.34)

(1)	Exact name of corporation:	Arch Therapeutics, Inc.

(2)	Registered office address:	355 Summer Street, Manchester, MA 01944

(number, street, city or town, state, zip code)

(3)	These articles of amendment affect article(s):	III

 (specify the number(s) of article(s) being amended (I-VI))

(4)	Date adopted:	Board approved by meeting 7/22/09; Shareholders approved by unanimous consent 8/28/09

(month, day, year)

(5)	Approved by:

(check appropriate box)

☐	the incorporators.
☐	the board of directors without shareholder approval and shareholder approval was not required.
☑	the board of directors and the shareholders in the manner required by law and the articles of organization.

(6)   State the article number and the text of the amendment. Unless contained in the text of the amendment, state the provisions for implementing the exchange, reclassification or cancellation of issued shares.

P.C.

To change the number of shares and the par value, * if any, of any type, or to designate a class or series, of stock, or change a designation of class or series of stock, which the corporation is authorized to issue, complete the following:

Total authorized prior to amendment:

WITHOUT PAR VALUE		WITH PAR VALUE
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
Common	275,000

Total authorized after amendment:

WITHOUT PAR VALUE		WITH PAR VALUE
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
Common	1,275,000

(7) The amendment shall be effective at the time and on the date approved by the Division, unless a later effective date not more than 90 days from the date and time of filing is specified: ______________________________________

*G.L. Chapter 156D eliminates the concept of par value, however a corporation may specify par value in Article III. See G.L. Chapter 156D, Section 6.21, and the comments relative thereto

Signed by:	/s/ Eileen Smith Ewing	,

(signature of authorized individual)

☐ Chairman of the board of directors,

☐ President,

☑ Other officer,

☐ Court-appointed fiduciary,

on this	28th	day of	August	,	2009	.

COMMONWEALTH OF MASSACHUSETTS

William Francis Galvin

Secretary of the Commonwealth

One Ashburton Place, Boston, Massachusetts 02108-1512

Articles of Amendment

(General Laws Chapter 156D, Section 10.06; 950 CMR 113.34)

I hereby certify that upon examination of these articles of amendment, it ap- pears that the provisions of the General Laws relative thereto have been complied with, and the filing fee in the amount of $ 100       having been paid, said ar- ticles are deemed to have been filed with me this                day of                            ,

2009       , at               a.m./p.m.

time

Effective date: ____________________________________________

(must be within 90 days of date submitted)

/s/ William Francis Galvin

WILLIAM FRANCIS GALVIN

Secretary of the Commonwealth

Filing fee: Minimum filing fee $100 per article amended, stock increases $100 per 100,000 shares, plus $100 for each additional 100,000 shares or any fraction thereof.

BB
Examiner	TO BE FILLED IN BY CORPORATION
Contact Information:
Name approval

Nancy A. Valente, Paralegal K&L Gates
C
LLP, One Lincoln Street Boston, MA 02111

M

Telephone:	617.951.9261

Email:	nancy.valente@klgates.com

Upon filing, a copy of this filing will be available at www.sec.state.ma.us/cor. If the document is rejected, a copy of the rejection sheet and rejected document will be available in the rejected queue.

EXHIBIT C

BY-LAWS OF THE COMPANY

BYLAWS OF

CLEAR NANO SOLUTIONS, INC.

SECTION 1

Articles of Organization

The name of the corporation shall be as set forth in the articles of organization. These bylaws, the powers of the corporation and of its directors and shareholders, and all matters concerning the conduct and regulation of the business of the corporation shall be subject to the articles of organization. All references in these bylaws to the articles of organization shall mean the articles of organization of the corporation, as from time to time in effect. All references in these bylaws to the Massachusetts Business Corporation Act shall mean Massachusetts General Laws Chapter 156D, as from time to time in effect.

SECTION 2

Shareholders

2.1	Annual Meeting

The annual meeting of the shareholders shall be held on the third Tuesday of June if it is not a legal holiday, and if it is a legal holiday, then on the next succeeding day not a legal holiday, at the hour stated in the written notice of such meeting, or on such other date as may be determined by the board of directors. Except as otherwise may be provided in the articles of organization, purposes for which an annual meeting is to be held, in addition to the election of directors, may be specified by the board of directors or by the President and stated in the notice of the meeting. Meetings of the stockholders shall be presided over by the Chairman of the Board, if any, or in the absence of the Chairman of the Board by the Vice Chairman of the Board, if any, or in the absence of the Vice Chairman of the Board by the President, or in the absence of the President by a Vice-President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary, or in the absence of the Secretary an Assistant Secretary, shall act as secretary of the meeting, but in the absence of the Secretary and any Assistant Secretary the chairman of the meeting may appoint any person to act as secretary of the meeting.

2.2	Special Meetings

Special meetings of the shareholders may be called by the President or the board of directors. A special meeting of the shareholders shall be called by the Secretary, or in the case of the death, absence, incapacity, or refusal of the Secretary, by any other officer, if the holders of at least 10 percent of the votes entitled to be cast on any issue to be considered at the proposed special meeting sign, date, and deliver to the Secretary one or more demands for the meeting describing the purpose for which it is to be held. Such call shall state the date, time, place, and purposes of the meeting.

2.3	Place of Meetings; Remote Participation

All meetings of the shareholders shall be at the principal office of the corporation or at such other place as the board of directors, the President, or the person or persons calling the meeting may determine. If authorized by the directors, any meeting of shareholders need not be held at any place but instead may be held solely by remote communication. Shareholders and proxyholders not physically present at a meeting of shareholders may participate in a meeting of shareholders, be deemed present in person, and vote at a meeting of shareholders, by means of remote communication, subject to such guidelines and procedures as the board of directors may adopt. Such guidelines and procedures shall include reasonable measures (1) to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a shareholder or proxyholder, and (2) to provide such shareholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings. If any shareholder or proxyholder votes or takes other action at the meeting by means of remote communication, the corporation shall maintain a record of such vote or other action.

2.4	Notice of Shareholder Meetings

A written notice of each meeting of shareholders, stating the place, day, and hour of such meeting and the purposes for which the meeting is called, shall be given by the Secretary, Assistant Secretary, President, or such person designated by the board of directors, at least seven and no more than 60 days before the meeting, to each shareholder entitled to such notice. A shareholder may waive any notice required by the Massachusetts Business Corporation Act, the articles of organization, or the bylaws before or after the date and time stated in the notice. The waiver shall be in writing, signed by the shareholder entitled to the notice, and delivered to the corporation for inclusion with the records of the meeting. A shareholder’s attendance at a meeting waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting. A shareholder’s attendance at a meeting waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

2.5	Action at Meeting

Unless otherwise provided by the Massachusetts Business Corporation Act, the articles of organization, or these bylaws, at any meeting of the shareholders, a majority of the votes entitled to be cast upon a matter by a voting group at the meeting shall constitute a quorum of that voting group for action on that matter, but a lesser interest may adjourn any meeting from time to time, and the meeting may be held as adjourned without further notice. A share once represented for any purpose at a meeting is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless: (1) the shareholder attends solely to object to lack of notice, defective notice, or the conduct of the meeting on other grounds, and does not vote the shares or otherwise consent that they are to be deemed present; or (2) in the case of an adjournment, a new record date is or shall be set for that adjourned meeting. Unless otherwise required by Massachusetts Business Corporation Act, the articles of organization, or these bylaws, if a quorum of a voting group exists, (1) favorable action on a matter, other than the election of directors, is taken by a voting group if the votes cast within the group favoring the action exceed the votes cast opposing the action, and (2) directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at the meeting.

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2.6   Voting and Proxies

Unless otherwise provided in the articles of organization, each share shall have one vote on any matter to be considered at the meeting. Shareholders may vote either in person or by proxy, which shall be filed with the Secretary or Temporary Secretary at the meeting, or any adjournment of the meeting, before being voted. Unless otherwise provided in the appointment form, a proxy is valid for 11 months from the date the shareholder signed the form, or if it is undated, from the date of its receipt by the officer or agent of the corporation. Such proxy shall entitle the holder thereof to vote at any adjournment of such meeting, but shall not be valid after the final adjournment of such meeting.

2.7   Action by Consent; Electronic Transmission

a.     Any action required or permitted to be taken at a shareholders’ meeting may be taken without a meeting if the action is taken either by all shareholders entitled to vote on the action, or to the extent permitted by the articles of organization, by shareholders having not less than the minimum number of votes necessary to take the action at a meeting at which all shareholders entitled to vote on the action are present and voting. The action shall be evidenced by one or more written consents that describe the action taken, are signed by shareholders having the requisite votes, bear the dates of the signatures of such shareholders, and are delivered to the corporation for inclusion with the records of meetings within 60 days of the earliest dated consent delivered to the corporation. Such consents shall be treated as a vote of shareholders for all purposes. If the shareholders take action by written consent, the corporation shall give such notice of the action to shareholders who have not signed such consent as is required by the Massachusetts Business Corporation Act.

b.    Any vote, consent, waiver, proxy appointment, or other action by a shareholder or by the proxy or other agent of any shareholder shall be considered given in writing, dated, and signed if it consists of an electronic transmission that sets forth or is delivered with information from which the corporation can determine (1) that the electronic transmission was transmitted by the shareholder, proxy, or agent or by a person authorized to act for the shareholder, proxy, or agent; and (2) the date on which such shareholder, proxy, agent, or authorized person transmitted the electronic transmission. The date on which the electronic transmission is transmitted shall be considered the date on which it was signed. The electronic transmission shall be considered received by the corporation if it has been sent to any address specified by the corporation for that purpose or, if no address has been specified, to the principal office of the corporation, addressed to the Secretary or other officer or agent having custody of the records of proceedings of shareholders.

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SECTION 3

Directors

3.1  Number and Election

The corporation shall have a board of directors consisting of one or more individuals not to exceed five (5) directors. The board of directors shall be elected by such shareholders as have the right to vote at the annual meeting of the shareholders or at a special meeting held in place thereof. No ballot shall be required for such election unless requested by a shareholder present or represented at the meeting and entitled to vote in the election. Subject to any minimum number of directors required by the Massachusetts Business Corporation Act, the number of directors shall be fixed by vote at the meeting at which they are elected, but the shareholders, at any special meeting held for the purpose, or a majority of the directors then in office, may increase the number of directors as thus fixed and elect new directors to complete the number so fixed, and the shareholders, at any such special meeting, may decrease the number of directors as thus fixed and remove directors to reduce the number of directors to the number so fixed. Subject to the articles of organization and these bylaws, each director shall hold office until the next annual meeting and until his or her successor is elected and qualified.

3.2 Chairperson. The directors shall elect from their number a Chairperson of the Board who shall preside at all meetings of the Board of Directors, set the agenda for these meetings and may have such additional powers and responsibilities, executive or otherwise, as may from time to time be vested in him/her by resolution of the Board of Directors.

3.2       Resignation, Removal, and Vacancy

A director may resign at any time by delivering written notice of resignation to the board of directors, its Chairperson, or the corporation. Except as otherwise provided by the Massachusetts Business Corporation Act, the articles of organization, or these bylaws: (1) the shareholders may remove one or more directors with or without cause, (2) the directors may remove a director for cause by vote of a majority of the directors then in office, and (3) the shareholders or board of directors may fill any vacancy, or if the directors remaining in office constitute fewer than a quorum of the board, they may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office.

3.3  Powers of Directors

Subject to law and the articles of organization, all corporate power shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, its board of directors.

3.4  Regular Meetings

Regular meetings of the board of directors may be held without call or formal notice at such places and at such times as the board may by vote from time to time determine. A regular meeting of the board of directors may be held without call or formal notice immediately after and at the same place as the annual meeting of the shareholders, or the special meeting of the shareholders held in place of such annual meeting. Meetings of the Board of Directors shall be presided over by the Chairperson of the Board or in the absence of the Chairman of the Board by the Vice Chairman of the Board, if any, or in the absence of the Vice Chairman of the Board by the Chief Executive Officer.

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3.5  Special Meetings

Special meetings of the board of directors may be held at any time and at any place when called by the Chairperson, President, Treasurer, or two or more directors, or the sole director if there is only one director. Notice of such meeting shall be given to each director by the Secretary or, if there is no Secretary, or in case of the death, absence, incapacity, or refusal of the Secretary, by the officer or directors calling the meeting. Such notice (1) must be given at least two days prior to the date of the special meeting, and (2) need not describe the purpose of the meeting unless otherwise required by the articles of organization or these bylaws.

3.6  Waiver of Notice

A director may waive notice of any directors’ meeting before or after the date of the meeting. The waiver shall be in writing, signed by the director entitled to the notice, or in the form of an electronic transmission by the director to the corporation, and filed with the minutes or corporate records. A director’s attendance at or participation in a meeting waives any required notice to such director of the meeting unless the director at the beginning of the meeting, or promptly upon his or her arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

3.7  Quorum and Voting

A majority of the directors then in office shall constitute a quorum for the transaction of business, but a lesser number may adjourn any meeting from time to time, and the meeting may be held as adjourned without further notice. If a quorum is present when a vote is taken, the affirmative vote of a majority of the directors present is the act of the board of directors, unless the vote of a greater number of directors is required by the articles of organization or these bylaws. Any material decision affecting the shareholders of the corporation shall be voted by a majority of the shareholders. These actions include but are not limited to: amendments to the charter, recapitalizations, financings, mergers, acquisitions, sale or lease of assets, liquidation or dissolution of the corporation.

3.8  Action by Consent

Any action by the board of directors may be taken without a meeting by unanimous consent by the directors and filed with the records of the directors’ meetings. The action must be evidenced by one or more consents describing the action taken, in writing, signed by each director, or delivered to the corporation by electronic transmission, to the address specified by the corporation for the purpose or, if no address has been specified, to the principal office of the corporation, addressed to the Secretary or other officer having custody of the records of proceedings of directors. Such consent shall be treated as a vote of the board of directors for all purposes.

3.9  Remote Participation

Members of the board of directors or any committee designated by the board of directors may participate in a meeting of the board or such committee, or conduct any such meeting, through the use of any means of communication by which all directors participating may simultaneously hear each other during the meeting and participation by such means shall constitute presence in person at the meeting.

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3.10 Committees

Except as otherwise provided in the articles of organization, the board of directors may, by vote of a majority of the directors, appoint from its own number a committee or committees, consisting of one or more members who shall serve at the pleasure of the board of directors, and which may exercise such authority of the board of directors as is delegated by the board, except for those powers which, pursuant to the Massachusetts Business Corporation Act, may not be delegated to any such committee. Subject to the Massachusetts Business Corporation Act, the provisions of such Act and these bylaws governing meetings, action without meetings, notice and waiver of notice, and quorum and voting requirements of the board of directors shall apply to committees and their members.

3.11  Compensation.

The Board of Directors may fix fees for their services and for their membership on committees, and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity, as an officer, agent or otherwise, and receiving compensation.

SECTION 4

Officers

4.1  Identity, Election, and Appointment of Officers

The officers of the corporation shall consist of a President, Treasurer, and Secretary, who shall be elected by the board of directors, and such other officers as the board of directors may appoint, such as a Chief Executive Officer.

4.2  Duties and Powers; Qualification and Tenure

Subject to these bylaws, each officer shall have, in addition to the duties and powers specifically set forth in these bylaws, such duties and powers as are customarily incident to his or her office and such duties and powers as the board of directors may from time to time designate. Any officer may, but need not, be a shareholder or director, except that the President must be a director. Any two or more offices may be held by the same person. Any officer may be required by the board of directors to give bond for the faithful performance of his or her duties to the corporation in such amount and with such sureties as the board of directors may determine. Except as otherwise provided by law, the articles of organization, these bylaws, or the directors’ resolution electing or appointing such officer, the Chief Executive Officer, President, Treasurer, and Secretary shall hold office until the first meeting of the board of directors following the annual meeting of shareholders and thereafter until his or her successor is elected and qualified, and all other officers shall hold office until the respective successor of each is elected and qualified.

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4.3  Chief Executive Officer

The Chief Executive Officer shall be the chief executive officer of the corporation and shall, subject to the direction of the board of directors, have general supervision and control of its business.

4.4  President

The President shall be an executive officer of the corporation and shall, subject to the direction of the board of directors, have general supervision and control of its business. Unless otherwise provided by the board of directors, the Chairperson or the President shall preside, if present, at all meetings of shareholders and of the board of directors.

4.4 Treasurer

The Treasurer, subject to the direction and under the supervision of the board of directors, shall have general charge of the financial concerns of the corporation and the care and custody of the funds and valuable papers of the corporation, except his or her own bond. The Treasurer shall keep, or cause to be kept, accurate books of account, which shall be the property of the corporation.

4.5  Secretary

The Secretary shall keep a record of the meetings of shareholders, the board of directors, and any executive and other committees. In the absence of the Secretary from any such meetings, an Assistant Secretary, if one has been elected, otherwise a Temporary Secretary, designated by the person presiding at the meeting, shall perform the duties of the Secretary.

4.6  Removal and Vacancies

The board of directors may remove any officer at any time with or without cause, and may fill any vacancy in any office.

SECTION 5

Capital Shares

5.1  Share Certificates

Each shareholder shall be entitled to a certificate or certificates in such form as the Board shall adopt, stating the number of shares, the class held by shareholder, and the designation of the series if any. The stock shall be represented by certificate, or, shall be uncertificated. The certificates shall be signed by the Chairperson, President or any Vice President and by the Treasurer or any Assistant Treasurer. Such signatures may be facsimiles. If any officer who has signed or whose facsimile signature has been placed on such certificate no longer holds office when the certificate is issued, the certificate shall nevertheless be valid.

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5.2  Transfer of Shares

Subject to restrictions, if any, imposed by the articles of organization, title to a share certificate and to the shares represented thereby shall be transferred only by delivery of the certificate properly endorsed, or by delivery of the certificate accompanied by a written assignment of shares represented by such certificate, or a written power of attorney to sell, assign, or transfer the certificate or the shares represented thereby, properly executed. The person registered in the records of the corporation as the owner of shares shall have the exclusive right to receive dividends thereon and to vote thereon as such owner, shall be held liable for such calls and assessments, if any, as may lawfully be made thereon, and, except only as may be required by law, may in all respects be treated by the corporation as the exclusive owner thereof unless and to the extent that the corporation has established a procedure by which the beneficial owner of shares that are registered in the name of a nominee will be recognized by the corporation as the shareholder.

5.3  Transfer Records

Unless a transfer agent is appointed, the Secretary shall keep or cause to be kept, at the principal office of the corporation or at the office of the Secretary, the share and transfer records of the corporation, in which are contained the names of all shareholders and the record address and the amount of shares held by each. The transfer records of the shares of the corporation may be closed for such period from time to time in anticipation of shareholders’ meetings or the declaration or payment of dividends as the board of directors may determine.

5.4  Lost or Destroyed Certificates

In case of the alleged loss, destruction, or mutilation of a share certificate, a new share certificate may be issued in place of the lost, destroyed, or mutilated certificate upon such terms as the board of directors may determine.

SECTION 6

Fiscal Year

Except as from time to time otherwise determined by the board of directors, the fiscal year of the corporation shall end on December 31.

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SECTION 7

Indemnification

The corporation shall indemnify and hold harmless each present or former director or officer of the corporation to the fullest extent permitted by law, subject to such determination as the law may require that indemnification is permissible, for any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, and whether formal or informal (“Proceeding”), against such director or officer in his or her capacity as such or in his or her capacity as a director, officer, partner, trustee, manager, employee, or agent of another domestic or foreign corporation, partnership, joint venture, trust, limited liability company, employee benefit plan, or other entity, if the corporation requested him or her to so serve. A director or officer is considered to be serving an employee benefit plan at the corporation’s request if his or her duties to the corporation also impose duties on, or otherwise involve services by, him or her to the plan or to participants in or beneficiaries of the plan. The corporation may, before final disposition of any Proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a director or officer who is a party to a Proceeding to the extent permitted by law. Nothing in this Section shall affect any rights to indemnification to which any person may be entitled by contract or otherwise under law. No amendment or repeal of any provision of this Section shall adversely affect the right of a person to indemnification under this Section with respect to his or her acts or omissions that occurred at any time prior to such amendment or repeal.

SECTION 8

Other Provisions

8.1   Notices

Notices to or from any shareholder, director, officer, or the corporation may be given in any manner permitted under the Massachusetts Business Corporation Act.

8.2   Voting of Securities

Except as the board of directors may otherwise designate, the Chairperson may waive notice of, or vote for this corporation or appoint any person or persons to act as proxy or attorney in fact for this corporation with or without power of substitution at, any meeting of shareholders of any other corporation or organization, the securities of which may be held by this corporation.

8.3   Execution of Instruments.

The Chairperson, President, Treasurer and the Secretary shall have power to execute and deliver on behalf and in the name of the corporation any instrument requiring the signature of an officer of the corporation, including deeds, contracts, mortgages, bonds, notes, debentures, checks, drafts and other orders for the payment of money. In addition, the Board of Directors, the President, the Treasurer and the Secretary may expressly delegate such powers to any other officer or agent of the corporation.

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SECTION 9

Amendments

These bylaws may be amended or repealed by the shareholders by a majority vote. If authorized by the articles of organization, the board of directors may also make, amend, or repeal the bylaws in whole or in part, except with respect to this Section and any provision of these bylaws which, by an express provision in the Massachusetts Business Corporation Act, the articles of organization, or these bylaws, requires action by the shareholders. Not later than the time of giving notice of the meeting of shareholders next following the making, amending, or repealing by the board of directors of any bylaw, notice stating the substance of the action taken by the board of directors shall be given to all shareholders entitled to vote on amending the bylaws. Any action taken by the board of directors with respect to the bylaws may be amended or repealed by the shareholders.

EXHIBIT D

DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION

Directors:

Avtar Dhillon, Chairman of the Board

Arthur Rosenthal

Terrence W. Norchi

Officers:

Name:	Position:

Terrence W. Norchi	President and Chief Executive Officer

An individual to be determined prior to the Effective Time by mutual agreement of Parent and the Company	Treasurer

An individual to be determined prior to the Effective Time by mutual agreement of Parent and the Company	Secretary

EXHIBIT E

STOCKHOLDER REPRESENTATION LETTER

Name of Arch Stockholder:
Number of shares of Arch common stock:

STOCKHOLDER REPRESENTATION LETTER

____________, 2013

Arch Therapeutics, Inc.

Pembroke House

28-32 Pembroke St Upper

Dublin 2, Ireland

Ladies and Gentlemen:

This Stockholder Representation Letter is being delivered by the undersigned stockholder of Arch Therapeutics, Inc., a Massachusetts corporation (“Arch”), in connection with Arch Therapeutics, Inc. (formerly known as Almah, Inc.), a Nevada Corporation (the “Company”), acquiring all of the issued and outstanding capital stock and convertible notes and warrants of Arch (through a reverse acquisition transaction) in exchange for the issuance to the shareholders and convertible noteholders of Arch, collectively, of 20,000,000 shares of common stock of the Company (less a number of shares of the Company’s common stock to be reserved for issuance pursuant to future equity grants), pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated as of ___________, 2013, among the Company, Arch Acquisition Corporation, a Massachusetts corporation and wholly owned subsidiary of the Company (“Merger Sub”), and Arch.

The undersigned hereby represents, warrants, covenants, and acknowledges to the Company and Arch as follows:

1.          The undersigned acknowledges and understands that, pursuant to the Merger Agreement, Merger Sub will be merged with and into Arch (the “Merger”), with Arch surviving the Merger as a wholly owned subsidiary of the Company. The effective time of the Merger is referred to herein as the “Effective Time.”

2.          The undersigned acknowledges and agrees that, as of the date hereof and as of immediately prior to the Effective Time, (a) the total number of shares of common stock of Arch held by the undersigned is as set forth in the heading of this Stockholder Representation Letter (such shares, collectively, the “Arch Shares”), and (b) other than the Arch Shares, the undersigned has no right or claim, and is not entitled, to any capital stock or other equity interest in Arch. The undersigned is the sole owner of the Arch Shares, free and clear of any liens, encumbrances, claims, charges or other restrictions of any nature (other than restrictions on the transfer thereof pursuant to applicable securities laws). The undersigned owns all right, title and interest in and to the Arch Shares and has good, valid and marketable title therein and thereto, and has not sold, transferred or encumbered the Arch Shares or the undersigned’s rights related thereto. The undersigned is not affected by any voting trust, agreement or arrangement affecting the voting rights of any of such Arch Shares.

3.          The undersigned acknowledges and understands that, as a result of the Merger and pursuant to the terms of the Merger Agreement, the undersigned will receive the number of shares of common stock, par value $0.001 per share, of the Company (collectively, the “Shares”) for each one Arch Share as reflected in Section 1.06 of the Merger Agreement and Schedule 1.06 of the Disclosures of the Company under the Merger Agreement. The undersigned further acknowledges, understands and agrees that, (i) if the Effective Time were on the date hereof, the undersigned would receive two and one-half Shares for each one Arch Share (such ratio, the “Conversion Ratio”), and (ii) THE CONVERSION RATIO IS SUBJECT TO CHANGE UP UNTIL THE EFFECTIVE TIME TO ACCOUNT FOR CERTAIN CONTRACTUAL PROVISIONS APPLICABLE TO ARCH AND OTHER CHANGES TO ARCH’S CAPITAL STRUCTURE, AS FURTHER DETAILED IN SECTION 1.06 of the Merger Agreement and Schedule 1.06 of the DISCLOSURES OF THE COMPANY UNDER the Merger Agreement. Upon request by the undersigned, Arch will provide to the undersigned after the Effective Time an updated version of the capitalization table of Arch as of immediately prior to the Effective Time.

4.          The undersigned agrees, promptly following the closing of the Merger, to deliver to the Company for cancellation any stock certificate issued to the undersigned representing the Arch Shares. If the undersigned was not issued any stock certificate representing the Arch Shares or such stock certificate has been lost or destroyed, then the undersigned will execute and deliver to the Company the affidavit and indemnification of lost or undelivered certificate in the form attached hereto as Exhibit C. The undersigned acknowledges and agrees that, irrespective of whether any such stock certificate is so delivered to the Company for cancellation, as of the Effective Time, the undersigned’s rights to the Arch Shares shall terminate and cease to be of any further force or effect and the undersigned shall have no rights with respect thereto, including without limitation as an equityholder of Arch, other than the right to receive the Shares in accordance with the terms of the Merger Agreement. As of the Effective Time, the undersigned surrenders all right, title and interest in and to all of the Arch Shares and irrevocably constitutes and appoints the Company lawful attorney-in-fact of the undersigned, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to effect the cancellation of the Arch Shares on the books of the Company in exchange for the Shares.

5.          The undersigned (a) can bear the economic risk of the acquisition of the Shares; and (b) has such knowledge and experience in business and financial matters as to be capable of evaluating the merits and risks of an acquisition of the Shares.

6.          The undersigned confirms that the undersigned has access to all filings by the Company with the Securities and Exchange Commission (the “SEC;” and all such filings, the “SEC Reports”) including, but not limited to, the Company’s Annual Report on Form 10-K for the fiscal year ended September 31, 2012 and Quarterly Report on Form 10-Q for the quarter ended December 31, 2012.

7.          In considering the Merger and the resulting acquisition of the Shares, the undersigned confirms that the undersigned will rely solely upon (i) the Merger Agreement, a copy of which the undersigned acknowledges it has received, (ii) the SEC Reports, (iii) any notice sent by Arch to the undersigned regarding (a) the affirmative vote or written consent of the holders of a requisite number of shares of the capital stock of Arch approving the Merger Agreement and the Merger and (b) the undersigned’s appraisal rights under the applicable provisions of the Massachusetts Business Corporation Act, and (iv) the advice of the undersigned’s legal counsel and accountants or other financial advisers with respect to the financial, tax, and other considerations relating to the Merger and the related acquisition of the Shares.

8.          The undersigned understands that the undersigned will be given a reasonable opportunity to review such documents reasonably requested by the undersigned, and to ask questions of, and receive answers from, representatives of Arch, concerning the Shares, the Merger, and the Company and to obtain any additional information concerning the Company to the extent reasonably available so as to understand more fully the nature of the acquisition of the Shares and to verify the accuracy of the information supplied and described in paragraph 5 above.

9.          The undersigned confirms that neither the Company nor Arch, nor any of their respective directors or officers, nor anyone purportedly acting on behalf of any of them has made or will make any representations or warranties respecting the business, affairs, financial condition, plans, or prospects of the Company or Arch except those contained in the Merger Agreement nor has the undersigned relied or will rely on any representations or warranties in the belief that they were made on behalf of any of the foregoing, nor has the undersigned relied on the absence of any such representations or warranties in reaching the decision to acquire the Shares.

10.         The undersigned acknowledges and understands that the Shares will involve risks, including those set forth under Risk Factors in the Company’s Form 10-K for the fiscal year ended September 31, 2012.

11.         The undersigned acknowledges and understands that the Shares to be issued to the undersigned in connection with the Merger will not be registered when issued and will be “restricted stock” under the Securities Act of 1933, as amended (the “Securities Act”).

12.         The undersigned represents and warrants that the Shares will be acquired for the undersigned’s own account without a view to public distribution, transfer, resale, or assignment and that the undersigned has no contract, undertaking, agreement, or arrangement to sell or otherwise transfer or dispose of the Shares or any portion thereof to any other person.

13.         The undersigned agrees that the undersigned will not sell or otherwise transfer or dispose of the Shares or any portion thereof unless such Shares are registered under the Securities Act, the undersigned obtains an opinion of counsel that is satisfactory to the Company that such Shares may be sold in reliance on an exemption from such registration requirements (or, if the undersigned is not a “U.S. person” as set forth in paragraph 25, that such Shares may be sold in accordance with the provisions of Regulation S), or the undersigned may sell the Shares without volume or timing restrictions or limitations pursuant to Rule 144 under the Securities Act. The undersigned further understands, acknowledges and agrees that (a) any certificates representing any Shares issued to the undersigned may contain a legend to the effect that any sale or other transfer or disposition of the Shares is prohibited as set forth in this paragraph 13 and otherwise in this Stockholder Representation Letter, and (b) the Company and its agents are authorized to refuse to register on the books of the Company any transfer of any Shares by the undersigned that is not made in accordance with the provisions set forth in this paragraph 13 and otherwise in this Stockholder Representation Letter.

14.         In addition to the other restrictions on transfer set forth herein, the undersigned agrees that, during the Lock-Up Period (as defined below), the undersigned will not, without the prior written consent of the Company, sell, contract to sell or otherwise transfer or dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in a disposition by the undersigned at any time in the future of) the Shares, except for transfers that qualify as a bona fide gift or gifts, provided that the donee or donees thereof agree in writing to be bound by transfer restrictions substantially similar to those set forth herein (the restrictions set forth in this sentence, the “Lock-Up Restrictions”). The undersigned understands and agrees that the Lock-Up Restrictions expressly preclude the undersigned from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in disposition of the Shares during the Lock-Up Period even if such Shares would be disposed of by someone other than the undersigned, including, without limitation, any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to an of the Shares or with respect to any of the Shares (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Shares. As used herein, the “Lock-Up Period” shall mean the period commencing on and including the date of the closing of the Merger and continuing through and including the date that is thirty (30) months after the date of the closing of the Merger; provided, however, that, on the day following the date that is eighteen (18) months after the date of the closing of the Merger and on each three-month anniversary of such day, twenty-five percent (25%) of the total number of Shares shall be released in full from the Lock-Up Restrictions.

15.         The undersigned understands that no federal or state agency, including the SEC or the securities commission or authorities of any state, has approved or disapproved the Shares or made any finding or determination as to the fairness of the Shares for investment.

16.         The undersigned is presently a bona fide resident of the state listed below and has no present intention of becoming a resident of any other state or jurisdiction, and the address and Social Security or Federal I.D. number set forth below are the undersigned’s true and correct residential address and Social Security or Federal I.D. number.

17.         The undersigned (a) if an individual, is at least 21 years of age; (b) if an individual, has adequate means of providing for the undersigned’s current needs and personal contingencies; (c) has no requirement for liquidity in the undersigned’s investments; (d) represents and warrants that all investments in and commitments to non-liquid investments are, and after the undersigned’s investment in the Shares will be, reasonable in relation to the undersigned’s net worth and current needs; and (e) represents and warrants that any personal financial information that is provided herewith by the undersigned, or is subsequently submitted by the undersigned at the request of the Company, does or will accurately reflect the undersigned’s financial condition with respect to which the undersigned does not anticipate any material adverse change.

18.         The undersigned is not subject to back-up withholding provisions of Section 3406(a)(1) of the Internal Revenue Code of 1986, as amended.

19.         If subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), the undersigned is aware of and has taken into consideration the diversification requirements of Section 404(a)(3) of ERISA in determining to acquire the Shares and the undersigned has concluded that the acquisition of the Shares is prudent.

20.         If the undersigned is acquiring the Shares in a fiduciary capacity, (a) the above representations, warranties, agreements, acknowledgments, and understandings shall be deemed to have been made on behalf of the person or persons for whose benefit such Shares are being acquired, (b) the name of such person or persons is indicated below under the undersigned’s name, and (c) such further information as the Company deems appropriate shall be furnished regarding such person or persons.

21.         The undersigned has full right, power and authority (and, if an individual, legal capacity) to complete, execute and deliver this Stockholder Representation Letter, perform its obligations hereunder and surrender the Arch Shares in exchange for the Shares pursuant to the terms of the Merger Agreement. The undersigned has duly executed and delivered this Stockholder Representation Letter, which constitutes its valid and legally binding obligation, enforceable in accordance with its terms and conditions. To the extent that the undersigned is an entity, (a) the undersigned is duly organized, validly existing and in good standing in the jurisdiction of its organization and (b) to the extent required, all corporate action on the part of the undersigned to authorize the execution, delivery and performance of this Stockholder Representation Letter by the undersigned has been duly taken.

22.         The undersigned’s execution and delivery of this Stockholder Representation Letter, performance of its obligations hereunder, and surrender of the Arch Shares will not violate or be in conflict with, result in a breach of or constitute a default under, any provision of any contract, agreement, permit, license or authorization to which the undersigned is a party or by which the undersigned’s assets, including without limitation the Arch Shares, are bound, any provision of any law, regulation, rule or order applicable to the undersigned, or, if the undersigned is not a natural person, any provision of the organizational or governing documents of the undersigned.

23.         The undersigned agrees that, upon the reasonable request of the Company, the undersigned will execute any additional documents necessary to complete the surrender of the Arch Shares and the issuance of the Shares pursuant to the terms of the Merger Agreement and as set forth herein.

24.         The foregoing representations and warranties are true and accurate as of the date hereof and shall survive the delivery of the Shares. The undersigned understands that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgements, and understandings set forth herein in order to determine the suitability of the undersigned to acquire the Shares and the availability of exemptions from the registration requirements of the Securities Act and afforded by applicable state statutes and regulations in issuing the Shares to the undersigned. The undersigned agrees promptly to notify the Company of any changes to any of the foregoing.

25.         The undersigned has read the definition of “U.S. person” as defined in Rule 902 of Regulation S promulgated under the Securities Act, which is attached hereto as Exhibit A. The undersigned certifies that either (check one):

(a)          ☐          The undersigned is not a “U.S. person”, and is not acquiring the Shares for the account or benefit of any such “U.S. person”.

(b)          ☐          The undersigned is a “U.S. person”, or is acquiring the Shares for the account or benefit of a “U.S. person”.

26.         The undersigned has read the definition of “accredited investor” as defined in Rule 501 of Regulation D under the Securities Act, which is attached hereto as Exhibit A. The undersigned certifies that either (check one):

(a)          ☐          The undersigned is an “accredited investor” for one or more of the following reasons (check all that apply):

☐          The undersigned is an individual (not a partnership, corporation, etc.) whose individual net worth, or joint net worth with his or her spouse, presently exceeds $1,000,000.*

* In calculating net worth, you include all of your assets (other than your primary residence) whether liquid or illiquid, such as cash, stock, securities, personal property and real estate based on the fair market value of such property MINUS all debts and liabilities (other than a mortgage or other debt secured by your primary residence). In the event that the amount of any mortgage or other indebtedness secured by your primary residence exceeds the fair market value of the residence, that excess liability should also be deducted from your net worth. Any mortgage or indebtedness secured by your primary residence incurred within 60 days before the time of the sale of the securities offered hereunder, other than as a result of the acquisition of the primary residence, shall also be deducted from your net worth.

☐          The undersigned is an individual (not a partnership, corporation, etc.) who had an income in excess of $200,000 in each of the two most recent years, or joint income with their spouse in excess of $300,000 in each of those years (in each case including foreign income, tax exempt income, and full amount of capital gains and losses, but excluding any income of other family members and any unrealized capital appreciation) and has a reasonable expectation of reaching the same income level in the current year.

☐          The undersigned is a director or executive officer of the company that is issuing and selling the Shares.

☐          The undersigned is a corporation, partnership, Massachusetts business trust, or non-profit organization within the meaning of Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, in each case not formed for the specific purpose of acquiring the Shares and with total assets in excess of $5,000,000.

☐          The undersigned is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares, where the purchase is directed by a “sophisticated person” as defined in Regulation 506(b)(2)(ii).

☐          The undersigned is an entity all the equity owners of which are “accredited investors” within one or more of the above categories. If relying upon this Category alone, each equity owner must complete a separate copy of this Question 19(a).

(describe entity)

(b)          ☐          The undersigned is not an “accredited investor.” NOTE: If the undersigned is not an accredited investor, the undersigned must complete the ACCOMPANYING Stockholder Questionnaire, WHICH IS ATTACHED HERETO AS EXHIBIT B.

27.         The undersigned has accurately completed the information required below:

(a)          The undersigned is:

(  )          An individual*

(  )          A corporation

(  )          A partnership

(  )          A trust

(  )          Other _________________

*If held as joint tenants with right of survivorship, community property, or tenants in common, signatures of all parties are required.

(b)          PLEASE PRINT NAME(S) IN WHICH YOUR SHARES ARE TO BE REGISTERED

Social Security or Employer Identification Number of each Holder:

Country of Principal Residence:

Address (No P.O. Boxes please):

City	State	Zip Code

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, intending to irrevocably bind the undersigned and the personal representatives, successors, and assigns of the undersigned and to be bound by this Stockholder Representation Letter, the undersigned is executing this Stockholder Representation Letter on the date indicated above.

Individual Stockholder:

(Signature)

Print Name:

(Signature of Co-Holder, if any)

Print Name:

Entity Stockholder:

(name of entity)

By:
Name:
Title:

EXHIBIT A

DEFINITION OF “ACCREDITED INVESTOR”

FROM RULE 501 OF REGULATION D

“Accredited investor” shall mean any person who comes within any of the following categories, or who the issuer reasonably believes comes within any of the following categories, at the time of the sale of the securities to that person:

1.          Any bank as defined in section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section 2(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

2.          Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

3.          Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

4.          Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

5.          Any natural person whose individual net worth, or joint net worth with that person's spouse, exceeds $1,000,000.

(i)          Except as provided in paragraph (a)(5)(ii) of this section, for purposes of calculating net worth under this paragraph (a)(5):

(A) The person's primary residence shall not be included as an asset;

(B) Indebtedness that is secured by the person's primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and

(C) Indebtedness that is secured by the person's primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability;

(ii)          Paragraph (a)(5)(i) of this section will not apply to any calculation of a person's net worth made in connection with a purchase of securities in accordance with a right to purchase such securities, provided that:

(A) Such right was held by the person on July 20, 2010;

(B) The person qualified as an accredited investor on the basis of net worth at the time the person acquired such right; and

(C) The person held securities of the same issuer, other than such right, on July 20, 2010.

6.          Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

7.          Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in § 230.506(b)(2)(ii); and

8.          Any entity in which all of the equity owners are accredited investors.

DEFINITION OF “U.S. PERSON”

FROM RULE 902 OF REGULATION S

“U.S. person” means:

(i)          Any natural person resident in the United States;

(ii)         Any partnership or corporation organized or incorporated under the laws of the United States;

(iii)        Any estate of which any executor or administrator is a U.S. person;

(iv)        Any trust of which any trustee is a U.S. person;

(v)         Any agency or branch of a foreign entity located in the United States;

(vi)        Any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

(vii)       Any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and

(viii)      Any partnership or corporation if:

(A)         Organized or incorporated under the laws of any foreign jurisdiction; and

(B)	Formed by a U.S. person principally for the purpose of investing in securities not registered under the Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a)) who are not natural persons, estates or trusts.

The following are not “U.S. persons”:

(i)	Any discretionary account or similar account (other than an estate or trust) held for the benefit or account of a non-U.S. person by a dealer or other professional fiduciary organized, incorporated, or (if an individual) resident in the United States;

(ii)	Any estate of which any professional fiduciary acting as executor or administrator is a U.S. person if:

(A)	An executor or administrator of the estate who is not a U.S. person has sole or shared investment discretion with respect to the assets of the estate; and

(B)	The estate is governed by foreign law;

(iii)	Any trust of which any professional fiduciary acting as trustee is a U.S. person, if a trustee who is not a U.S. person has sole or shared investment discretion with respect to the trust assets, and no beneficiary of the trust (and no settlor if the trust is revocable) is a U.S. person;

(iv)	An employee benefit plan established and administered in accordance with the law of a country other than the United States and customary practices and documentation of such country;

(v)	Any agency or branch of a U.S. person located outside the United States if:

(A)	The agency or branch operates for valid business reasons; and

(B)	The agency or branch is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located; and

(vi)	The International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations, and their agencies, affiliates and pension plans, and any other similar international organizations, their agencies, affiliates and pension plans.

EXHIBIT B

STOCKHOLDER QUESTIONNAIRE
(Attached)

STOCKHOLDER QUESTIONNAIRE

*NOTE: If you are not an accredited investor, you must (i) complete and return this Stockholder Questionnaire and (ii) if applicable, cause to be completed and returned the Purchaser Representative Questionnaire. If you are an accredited investor, you need not complete this Stockholder Questionnaire.

1.	Current Occupation:

(a)          Profession, Business, or Employment:

(b)          Business Address and Telephone Number:

(c)          Position or Duties:

2.	Prior Employment Positions or Occupations During the Last Five Years (if different than above):

Dates	Employment, Position, or Occupation

3.	Business or Professional Education:

	Field of	Dates of
School	Study	Attendance	Degree

4.	Investment experience:

(a)	Please indicate the frequency of your own investment in marketable securities:

☐ often         ☐ occasionally          ☐ seldom          ☐ never

Approximate current value of such securities:

C-1

$______________

(b)	Please indicate the frequency of your own investment in unmarketable securities:

☐ often         ☐ occasionally          ☐ seldom        ☐ never

(c)	Prior investments in private or limited offerings:

Name	Type of Investment (R&D, Corporate Equity or Debt, Amount Real Estate, etc.) Invested	Year of Investment

(d)	Do you make your own investment decisions with respect to such investments?

☐ often         ☐ occasionally          ☐ seldom          ☐ never

(e)	What are your principal sources of investment knowledge or advice? (You may check more than one.)

☐ First hand experience with industry

☐ Trade or industry publication(s)

☐ Broker(s)

☐ Attorney(s)

☐ Financial publication(s)

☐ Banker(s)

☐ Investment adviser(s)

☐ Accountant(s)

(f)	Please provide in the space below any additional information which would indicate that you have sufficient knowledge and experience in financial and business matters so that you are capable of evaluating the merits and risks of investing in securities such as the shares of the Company or shares to be received in connection with the Merger.

5.          General Information.

(a)	Purchaser Representative. Please check (i) or (ii) below:

☐    (i)     I am not relying upon the advice of a Purchaser Representative such as an attorney, accountant, or other advisor in making investment decisions. I believe that I have sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of investments.

☐    (ii)          I do not have sufficient knowledge and experience in financial and business matters as required above. I intend to rely on and hereby designate as the my Purchaser Representative the individual(s) named below to assist me in evaluating the risks and merits of investments. I authorize the Company to furnish such person with a Purchaser Representative Questionnaire requesting certain information regarding his or her expertise and background and I agree to furnish such questionnaire to the Company.

Name of Purchaser Representative:

Address:

Occupation:

Employer:

EACH PURCHASER REPRESENTATIVE MUST COMPLETE THE PURCHASER REPRESENTATIVE QUESTIONNAIRE THAT IS AVAILABLE FROM THE COMPANY.

C-4

PURCHASER REPRESENTATIVE QUESTIONNAIRE

This Purchaser Representative Questionnaire is being sent to each stockholder that will use a Purchaser Representative in connection with investments and must be completed by such representative and returned to the Company or its authorized representatives. If you WILL NOT use a Purchaser Representative, this PURCHASER REPRESENTATIVE QUESTIONNAIRE need not be completed and returned.

Please answer every question. Your answers will at all times be kept strictly confidential. However, you agree that Arch Therapeutics, Inc. (formerly known as Almah, Inc.), a Nevada corporation (the “Company”), may present such information to such parties as the Company deems appropriate if called upon to verify the information provided or to establish the availability of an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities statutes or regulations.

Name of Stockholder: __________________________________________________________________________________

Please complete the following questionnaire fully, attaching additional sheets if necessary.

1.           Name of Purchaser Representative:

Business Address:

Telephone Number:

2.	Present occupation or position, indicating period of such practice or employment and field of professional specialization, if any.

3.	List any business or professional education, including degrees received, if any.

4.	Have you had prior experience in advising clients with respect to investments of this type?

Yes______           No______

5.	List any professional licenses or registrations, including bar admissions, accounting certifications, real estate brokerage licenses, and SEC or state broker-dealer registrations held by you.

6.	Describe generally any business, financial, or investment experience that would help you to evaluate the merits and risks of investments.

7.	State how long you have known the stockholder and in what capacity.

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8.	Except as set forth in subparagraph (a) below: (i) neither I nor any of my affiliates have any material relationship (as defined in Rule 501 of Regulation D) with the Company or any of its affiliates; (ii) no such material relationship has existed at any time during the previous two years; (iii) no such material relationship is mutually understood to be contemplated; and (iv) no compensation has been received nor will any compensation be received as a result of any such relationship.

(a)

(b)	If a material relationship is disclosed in subparagraph (a) above, indicate the amount of compensation received or to be received as a result of such relationship.

9.	In advising the stockholder in connection with investments, I will be relying in part on the stockholder's own experience in certain areas.

Yes______           No______

10.	In advising the stockholder in connection with investments, I will be relying in part on the expertise of an additional Purchaser Representative or Representatives.

Yes______           No______

If “Yes,” give the name and address of such additional Purchaser Representative or Representatives.

I understand that the Company will be relying on the accuracy and completeness of my responses to the foregoing questions, and I represent and warrant to the Company as follows:

(i)	I am 21 years of age or older and I am acting as Purchaser Representative for the stockholder;

(ii)	The answers to the above questions are complete and correct and may be relied upon by the Company in determining whether an offering of stock in connection with which I have executed this questionnaire is exempt from registration under the Securities Act, pursuant to Regulation D, or otherwise;

(iii)	I am not an affiliate (as defined in Rule 501 of Regulation D), director, officer, or other employee of the Company or any of its affiliates or a beneficial owner of 5% or more of any class of the equity securities of the Company;

(iv)	I have not, during the past 10 years (a) been convicted, indicted, or investigated in connection with any past or present criminal proceeding (excluding traffic violations and other minor offenses), or (b) been the subject of any order, judgment, or decree of any court of competent jurisdiction permanently or temporarily enjoining me from acting as an investment adviser, underwriter, broker, or dealer in securities or as an affiliated person, director, or employee of an investment company, bank, savings and loan association, or insurance company, or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any security, or been the subject of any order of a federal or state authority barring or suspending for more than 60 days my right to be engaged in any such activity, or to be associated with persons engaged in any such activity, which order has not been reversed or suspended;

2

(v)	I have disclosed to the stockholder in writing, prior to the stockholder's acknowledgment of me as his Purchaser Representative, any material relationship with the Company or its affiliates disclosed in answer to question 8 above;

(vi)	I personally (or together with the stockholder or the additional Purchaser Representative or Representatives indicated above) have such knowledge and experience in financial and business matters that I am capable of evaluating the merits and risks of an offering of stock; and

(vii)	I will notify the Company immediately of any material change in any statement made herein.

[Remainder of Page Intentionally Left Blank]

3

IN WITNESS WHEREOF, I have executed this Purchaser Representative Questionnaire this _____ day of __________________, 2013.

(Signature of Purchaser Representative)

4

[Form of Disclosure Letter to Stockholder from
Purchaser Representative]

____________, 2013

[Stockholder]

__________________________________

__________________________________

__________________________________

__________________________________

Dear _________________________:

In connection with my serving as your Purchaser Representative with respect to investments, please be advised that within the last two years there has existed, there now exists, or is contemplated to exist the following material relationships with Arch Therapeutics, Inc. (formerly known as Almah, Inc.), a Nevada corporation, or any of its affiliates:

As a result of such relationships, I have received or will receive the following compensation:

Very truly yours,

[Purchaser Representative]

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EXHIBIT C

AFFIDAVIT AND INDEMNIFICATION OF LOST OR UNDELIVERED CERTIFICATE
(Attached)

AFFIDAVIT AND INDEMNIFICATION OF LOST OR UNDELIVERED CERTIFICATE

This Affidavit and Indemnification of Lost or Undelivered Certificate(s) (“Affidavit”) is regarding the number of shares of common stock of Arch Therapeutics, Inc., a Massachusetts corporation (“Arch”), set forth below (the “Shares”) and held by the holder listed below (“Stockholder”), which may be evidenced by the certificate number listed below (the “Certificate”) issued in the name of the Stockholder or may not be evidenced by such a Certificate.

Please complete the following information about the Shares:

Name of Stockholder:

Number of Shares:

☐    The Shares are represented by a Certificate, with the number

☐	The Shares are not represented by a Certificate because the Company never delivered to me a Certificate representing the Shares.

* * *

If the Stockholder is a corporate entity: The Stockholder hereby represents and warrants, and the undersigned officer of the Stockholder (“Officer”), being duly sworn, hereby affirms, to Arch Therapeutics, Inc. (formerly known as Almah, Inc.), a Nevada Corporation (the “Company”), and Arch (including Arch as the surviving corporation (the “Surviving Corporation”) of the merger of Arch Acquisition Corporation, a Massachusetts corporation and wholly-owned subsidiary of the Company, with and into Arch), the below items 1-5:

If the Stockholder is an individual: This Affidavit is executed by me in such capacity. I am of lawful age and have personal knowledge of the facts and circumstances hereinafter set forth below and being duly sworn, affirm the below items 1-5:

1.          Stockholder is the legal and beneficial owner of the Shares listed above and, if the Shares are evidence by a Certificate, is entitled to the possession of the Certificate.

2.          This Affidavit is made in connection with the redemption of the Shares and, if applicable, the Certificate listed above.

3.          If the Shares are evidenced by a Certificate, then I have made or caused to be made a diligent search for the original of the Certificate and have been unable to locate same. If the Shares are not evidenced by a Certificate, it is because such a Certificate representing the Shares was never delivered to me. Neither the Shares nor, if applicable, the Certificate representing the Shares or any interest therein has been sold, assigned, endorsed, transferred, deposited under any agreement, hypothecated, pledged, canceled or disposed of in any manner by me. No person, entity or governmental authority, other than me, has or has asserted any right, title, claim, equity or interest in, to or respecting the Shares or, if applicable, the Certificate representing the Shares.

4.          If the Shares are evidenced by a Certificate and the original Certificate comes into my possession, then I will deliver it or cause it to be delivered to the Company or its successor, in order that same may be canceled.

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5.          I hereby agree to indemnify and defend each of Arch (including as the Surviving Corporation) and the Company and each of their respective affiliates, directors, officers, employees or agents and any other person acting on their respective behalf or at their respective request, together with any successors and assigns of any of the foregoing, to hold each harmless from and against any and all cost, claim, liability, loss or damage whatsoever which each may suffer or incur as a result of (a) the failure of any statement, representation or warranty set forth in this Affidavit to be true, accurate or complete, as of any date or time and (b) my inability to locate the Certificate if a Certificate was delivered to me, including without limitation that which may result from any claim of ownership of the Shares or, if applicable, the Certificate representing the Shares or any interest therein.

[Signature blocks on following page]

IN WITNESS WHEREOF, the Stockholder has caused this Affidavit and Indemnification of Lost or Undelivered Certificate to be duly executed as of the day and year written below.

Stockholder:	Stockholder (if jointly owned):

Printed Name:	Printed Name:

Title:	Title:

Date:	Date:

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